Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OVERSEAS SHIPHOLDING GROUP, INC.
666 THIRD AVENUE, NEW YORK, N.Y. 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 14, 2012

TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. (the "Corporation"), which will be held at the corporate headquarters of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Thursday, June 14, 2012, at 2:00 P.M.

        The meeting will be held for the following purposes:

  (1)
  To elect ten directors, each for a term of one year;

  (2)
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2012;

  (3)
  To hold an advisory vote on the compensation of the Named Executive Officers for 2011 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in this proxy statement;

  (4)
  To consider and act upon a proposal to approve an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, and

  (5)
  To transact such other business as may properly be brought before the meeting.

        Stockholders of record at the close of business on April 17, 2012 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's offices, 666 Third Avenue, Fifth Floor, New York, N.Y.

        We are taking advantage of the Securities and Exchange Commission rules which allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

        If you received a printed copy of the materials, we have enclosed a copy of the Corporation's 2011 Annual Report on Form 10-K with this notice and proxy statement.

        Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

By order of the Board of Directors,
JAMES I. EDELSON Senior Vice President, General Counsel and Secretary

New York, N.Y.
April 30, 2012

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2012

        The Notice of Annual Meeting of Stockholders of the Corporation to be held on June 14, 2012, the Corporation's Proxy Statement for the 2012 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at http:/www.osg.com/proxy.

i

ii

OVERSEAS SHIPHOLDING GROUP, INC.
666 Third Avenue, New York, N.Y. 10017

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 14, 2012. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

        Only stockholders of record at the close of business on April 17, 2012 (the "record date") will be entitled to vote at the Annual Meeting. The Corporation has one class of voting securities, its Common Stock, of which 30,848,818 shares were outstanding on the record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 30, 2012.

ELECTION OF DIRECTORS

        The Corporate Governance and Nominating Committee recommended to the Board that the size of the Board be reduced from thirteen members to ten members because the Committee believes that a Board with ten members is better suited for a company of the Corporation's scale and operations and consistent with management's overall program to reduce all costs of the Corporation. In view of the Committee's recommendation to reduce the size of the Board to ten members, three current directors, Messrs. Alan R. Batkin, Stanley Komaroff and Solomon N. Merkin, each decided not to be nominees for election as directors. The Board adopted the Committee's recommendation and thanked the three directors for their many years of dedicated services to the Corporation and their valuable contributions.

        The ten nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. The nominees listed below were selected by the Board upon the recommendation of the Corporate Governance and Nominating Committee. Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

        The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors, nominees and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission (the "SEC")) on the record date, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the directors, shares owned by entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.

Name and Age	Served as Director Since	Shares of Common Stock Beneficially Owned(a)		Percentage of Common Stock Beneficially Owned	Number of Restricted Stock Units Held(b)
Nominees:
Morten Arntzen, 57	2004	704,523	(c)	2.2%	—
Oudi Recanati, 62	1996	3,886,059	(d)(j)	12.6%	15,378
G. Allen Andreas III, 42	2004	9,500	(e)	—	15,378
Thomas B. Coleman, 69	2003	11,800	(f)	—	15,378
Charles A. Fribourg, 55	2000	1,826,468	(g)	5.9%	15,378
Joel I. Picket, 73	1989	4,000	(h)	—	15,378
Ariel Recanati, 48	1999	3,875,539	(i)(j)	12.6%	15,378
Thomas F. Robards, 65	2005	8,500	(e)	—	14,098
Jean-Paul Vettier, 67	2006	7,583	(e)	—	12,836
Michael J. Zimmerman, 61	2000	1,727,299	(k)	5.6%	15,378
Directors who are not nominees:
Alan R. Batkin, 67	1999	4,000	(h)(l)	—	15,378
Stanley Komaroff, 77	1993	1,924	(m)	—	15,378
Solomon N. Merkin, 55	1989	24,700	(n)	0.1%	15,378
All directors, nominees and executive officers as a group (21 persons)		7,149,837	(o)	22.5%	180,714

(a)
Includes the shares of Common Stock issuable within 60 days of April 17, 2012 upon the exercise of all options owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(b)
Reflects restricted stock units held by the indicated non-employee director on April 17, 2012. The units have no voting rights, may not be transferred and convert into an equal number of shares of common stock when the director ceases to be a member of the Board except for Cause. For a description of the terms of the units, see Director Compensation on page 53 of this proxy statement.

(c)
Includes 169,605 shares granted to Mr. Arntzen by the Corporation pursuant to restricted stock agreements which are subject to retention restrictions on April 17, 2012. Also includes 530,708 shares of Common Stock issuable upon exercise of stock options.

(d)
Includes 3,821,393 shares as to which Mr. Oudi Recanati may be deemed to share the power to vote and dispose of under a stockholders agreement, dated as of December 18, 2003 among members of the Recanati family, as amended (the "Stockholders Agreement"); and 52,146 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his positions as an officer and director of the Recanati Foundation. Also includes 3,000 shares of Common Stock issuable upon the exercise of stock options.

(e)
Includes 7,500 shares of Common Stock issuable upon exercise of stock options.

(f)
Includes 8,500 shares of Common Stock issuable upon exercise of stock options.

(g)
Includes 1,705,299 shares of Common Stock owned through an entity of which Mr. Fribourg is a director and has an ownership interest, 7,058 shares owned by Mr. Fribourg's wife and 3,000 shares of Common Stock issuable upon exercise of stock options. Mr. Fribourg disclaims beneficial ownership of the shares owned through the entity except to the extent of his pecuniary interest in these shares and disclaims beneficial ownership of the shares owned by his wife.

(h)
Includes 3,000 shares of Common Stock issuable upon exercise of stock options.

(i)
Includes 3,821,393 shares of Common Stock as to which Mr. Ariel Recanati may be deemed to share the power to vote pursuant to the Stockholders Agreement (he may be deemed to share the power to dispose of only 3,301,243 of these shares); and 52,146 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation. Also includes 2,000 shares of Common Stock issuable upon exercise of stock options.

(j)
Mr. Oudi Recanati is the first cousin of Mr. Ariel Recanati.

(k)
Includes 1,705,299 shares of Common Stock owned through an entity for which Mr. Zimmerman is an Executive Vice President and Chief Financial Officer and 3,000 shares of Common Stock issuable upon exercise of stock options. Mr. Zimmerman disclaims beneficial ownership of the shares owned through the entity.

(l)
Mr. Batkin shares with his wife voting and investment control over 1,000 shares of Common Stock.

(m)
Includes 1,000 shares of Common Stock issuable upon exercise of stock options.

(n)
Includes 3,400 shares of Common Stock issuable upon exercise of stock options.

(o)
Includes 973,079 shares of Common Stock issuable upon exercise of stock options. See Notes (c) through (i) and (k) through (n) above.

Nominees

        Morten Arntzen    Mr. Arntzen is President and Chief Executive Officer of the Corporation. Prior to joining the Corporation in such capacity in 2004, Mr. Arntzen was Chief Executive Officer of American Marine Advisors, Inc. ("AMA"), a United States-based merchant banking firm specializing in maritime industry merger and acquisition advisory work and corporate restructuring for a global client base. Prior to his work at AMA, Mr. Arntzen ran the Global Transportation Group for Chase Manhattan Bank ("Chase"). Chase pioneered the introduction of shipping companies to the high yield market and under Mr. Arntzen's leadership, was the largest arranger of shipping loans in the world. Mr. Arntzen held the same position at Chemical Bank before it merged with Chase. He also created and ran the Global Shipping Group for Manufacturers Hanover Trust Company.

        Mr. Arntzen is a board member of Royal Caribbean Cruises Ltd. and serves on its Audit Committee and Environment, Safety and Security Committee. For more than five years prior to 2009, Mr. Arntzen was a director of Chiquita Brands International. He is also a member of the Board of Trustees of Maine Maritime Academy, in Castine, Maine and is a trustee of New Canaan Country School. Mr. Arntzen is past Chairman of the Board of OSG America, L.P.

        Mr. Arntzen holds a bachelor of arts degree from Ohio Wesleyan University and a master of international affairs degree from Columbia University.

        Oudi Recanati    Mr. Recanati is a Director of several privately owned companies engaged in finance and investment. Mr. Recanati was Co-Chairman from 1999 until 2002 and Co-Chief Executive Officer from 1996 until 2002 of IDB Holding Corporation Ltd., a diversified investment and financial holding corporation. For more than five years prior to 1998, he was Chairman of Y.L.R. Capital Markets Ltd., an investment banking company.

        Mr. Recanati served as a Director of Union Bancaire Privée in Switzerland from 2003 until 2007. Previously, he was Chairman of the Board of Directors of Discount Bank and Trust Company in

Switzerland. Active in both public and philanthropic activities, Mr. Recanati is the Chairman of the Board of various schools, research institutions and community service organizations.

        Mr. Recanati has extensive experience guiding complex organizations and has strong operational and management expertise. He holds a bachelor of arts degree from Hebrew University and a master of business administration degree from Tel Aviv University. He is Chairman of the Corporate Governance and Nominating Committee and is a member of the Compensation Committee.

        G. Allen Andreas III    Mr. Andreas is President of Galaco Capital, a private investment firm. During 2009, Mr. Andreas was a principal in Goodhill Partners L.P. and from 2004 until 2009, Mr. Andreas was a principal at Delaware Street Capital, both investment management companies. At these companies, Mr. Andreas was responsible for investing, business management and development across public and private equity and credit markets. For more than five years prior to 2004, Mr. Andreas was employed as an investment professional at Allen & Company, a merchant banking company specializing in advisory work, private investing and asset management. Previously, Mr. Andreas practiced law at Winston & Strawn, focusing on mergers and acquisitions, securities transactions and private equity.

        Mr. Andreas brings investment, legal and accounting expertise to the Board. He holds a bachelor of arts degree from Vanderbilt University and a Juris Doctor from Northwestern University School of Law. Mr. Andreas is a member of the Audit Committee.

        Thomas B. Coleman    Mr. Coleman has been employed by International Tank Terminals, L.L.C. since 1965 and has served as its President since 1972. He has also served as Chief Executive Officer of its affiliates International-Matex Tank Terminals and IMTT—Bayonne since their formation in 1975 and 1983, respectively. These companies own and operate deepwater bulk liquid terminals and provide worldwide liquid logistic services.

        Mr. Coleman has served on the Boards of Directors of Hibernia National Bank, Freeport-McMoRan, Jefferson Guaranty Bank, and Superior Offshore International, Inc. He is a past Chairman of the Independent Liquid Terminals Association, the New Orleans Chamber of Commerce, The Louisiana Nature Conservancy, and Junior Achievement. He is active in the Chief Executives Organization, World Presidents' Organization, Business School Council of Tulane University, the Whitney Museum of American Art National Committee and other community organizations.

        Mr. Coleman brings broad operational and management experience to the Board. Mr. Coleman holds degrees in business and industrial engineering from Stanford University. He is a member of the Compensation Committee.

        Charles A. Fribourg    Mr. Fribourg joined Continental Grain Company in August 1980. Continental Grain is a diversified international agribusiness and investment company headquartered in New York City. For more than the past five years, Mr. Fribourg has served as Directeur Général of Finagrain Compagnie Commerciale Agricole et Financière S.A. in Geneva, Switzerland (also known as Arlon Group (Europe) S.A.), an agribusiness investment holding company and subsidiary of Continental Grain.

        Mr. Fribourg has held numerous positions at Continental Grain during the last 30 years, including Senior Vice President and General Manager of the Latin American Division; General Manager EEC, Europe; Product Manager, International Meals/Derivatives, Geneva; Merchandising Manager, International Proteins/Derivatives; Commercial Manager/France; and Merchandising Manager. He has been a member of the Board of Directors of Continental Grain since 2001.

        Mr. Fribourg has deep operational, investment and management experience. He holds a bachelor of science degree in political science from Connecticut College and a master of international management degree from the American Graduate School of International Management. He is Chairman of the Compensation Committee.

        Joel I. Picket    Mr. Picket is Chairman of the Board and Chief Executive Officer of Gotham Organization, Inc. Mr. Picket took charge of Gotham in 1965 and has led the evolution of the now 82-year old company from what was strictly a general contracting business to a multidimensional, full-service real estate firm active in general contracting, construction management and development management, both of its own and third-party properties. Mr. Picket is responsible for the diversity of Gotham's portfolio, which includes construction and development of residential, commercial, medical, educational and hotel properties in the New York metropolitan area. Gotham is one of the largest privately held construction contractors in the United States and has constructed more than 30,000 residential units and has an overall construction portfolio in excess of 20 million buildable square feet.

        Mr. Picket is Vice Chairman of the Board of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospitals systems in New York City, and its constituent hospitals. Mr. Picket is a Member of Cornell University Council; a Board Member of the Richard Tucker Music Foundation; a member of the Board of the Foundation for the National Archives and the Park Avenue Armory; a Trustee, from 1998 until the present, and a Fellow Trustee, from 2009 to present, of Fordham University; a Member of the Board of Governors and Executive Committee of the Real Estate Board of New York; and a Board Member of the New York Philharmonic.

        Mr. Picket brings more than 40 years of operational and management experience to the Board as well as in depth knowledge of the Corporation resulting from serving more than 20 years as a director. Mr. Picket holds a bachelor of arts degree from Cornell University. He is a member of the Audit Committee.

        Ariel Recanati    Mr. Ariel Recanati is the President and Director of Maritime Overseas Corporation ('MOC'), a private family management company, and has held such position for more than the past five years. Mr. Recanati also is Chairman of Waterlogic Plc, a public company engaged in the design, manufacture, distribution, rental, leasing and servicing of point of use water filtration and purification systems. He was the Senior Vice President and Chief Strategic and Planning Officer of the Corporation from 1998 until 2003. Prior to that, he held numerous positions with subsidiaries of the Corporation, including Vice President of Chartering and Managing Director of the Corporation's management subsidiary in the United Kingdom.

        Mr. Recanati is active in several educational and philanthropic organizations, serving as an advisory board member of Mount Sinai Global Health in New York City and as Chairman of the Executive Committee of the Leon Recanati Institute for Maritime Studies at the University of Haifa. He previously served as a member of the Board of Trustees of The Dalton School in New York City.

        Mr. Recanati brings extensive knowledge of the Corporation and the shipping industry to the Board. Mr. Recanati is a graduate of the London School of Economics. He is a member of the Audit Committee.

        Thomas F. Robards    Mr. Robards is principal of Robards & Company LLC, an investment advisory and consulting services company, and has held such position for more than the past five years. Mr. Robards was Senior Vice President, Chief Financial Officer and member of the President's Council of the American Museum of Natural History from 2003 until 2004. He was Chief Financial Officer and a member of the Management Executive Committee of Datek Online Holding Corporation from 2000 until 2003, when it was acquired by Ameritrade. He was employed at Republic New York Corporation from 1976 to 2000 where, among other duties, he served as Chief Financial Officer, Executive Vice President and a member of the Management Executive Committee.

        Mr. Robards has been a Director of HSBC Investor Funds, a mutual fund company, since 2004 and is Chairman of its Audit Committee. He is also a director of Ellington Financial LLC, an investment company, and Chairman of its Board and of its Audit Committee. He was a Director of Financial Federal Corporation, a New York Stock Exchange-listed specialty finance company from 1999 until 2006 and served as Chairman of its Audit Committee. He also served on the Boards of Directors of ContiFinancial Corporation, a mortgage organization and servicing company, from 1999 until 2000 and Republic New York Corporation, a New York Stock Exchange listed bank holding company, from 1997 until 1999.

        Mr. Robards' past community affiliations include his work as Treasurer and Director of the National Down Syndrome Society; Chairman of the Finance Committee and Director of the Big Apple Circus; and Co-founder of the Cooke Center for Learning and Development. He has been a member of the Columbia Teachers College President's Business Advisory Board.

        Mr. Robards has extensive financing and accounting experience. Mr. Robards holds a bachelor of arts degree from Brown University and a master of business administration degree from Harvard Business School. He is Chairman of the Audit Committee.

        Jean-Paul Vettier    Mr. Vettier is the Chief Executive Officer of Petroplus Holdings AG, an independent refiner and wholesaler of petroleum products, and has held such position since September 2009. On January 25, 2012, Petroplus Holdings AG filed an insolvency petition in Switzerland. Mr. Vettier serves as a director of DOMO Chemicals NV, a privately owned Belgium chemical company, and NOVACAP SA, a privately owned French chemical company. He was senior advisor to First Reserve Corporation, a private equity firm, and Roland Berger Strategy Consultants, a consulting firm, from 2006 until 2009. Prior to consulting, Mr. Vettier held executive positions for 15 years at Total, the international energy corporation, including Chairman and Chief Executive Officer of Total Refining & Marketing, Chairman and Chief Executive Officer of TotalFinaElf Refining & Marketing and Executive Vice President of Refining and Marketing. He also served as President of Europia, the European Petroleum Industry Association focused on environment, product and policies issues affecting the energy industry in the European Union. Prior to joining Total, he held positions at Orkem and Rhone-Poulenc. From 2006 until 2009, Mr. Vettier was a director of Dresser-Rand Group, Inc. and SNC Lavalin Group, Inc.

        Mr. Vettier brings to the Board broad operational and management expertise and extensive knowledge of the energy industry. Mr. Vettier holds a degree in Law and Economics from the University of Paris. He is a Knight of the French National Order of Merit and of the French Legion of Honor. He is a member of the Compensation Committee.

        Michael J. Zimmerman    Mr. Zimmerman is Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified international agribusiness and investment company headquartered in New York City, and a member of the Investment Committee of Arlon Group LLC, its investment affiliate. Mr. Zimmerman is responsible for the financial and strategic initiatives within Continental Grain's established operations, as well as investment activities in new and related areas.

        Prior to joining Continental Grain in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he held numerous senior-level positions in the company's investment banking and firm investment areas. His responsibilities included leading the firm's mergers and acquisitions business, acting as Chairman of Salomon's Capital Commitments and Screening Committees, and supervising important investment banking transactions and client relationships. Mr. Zimmerman is a Director of KBW, Inc. and, during the past five years, has also served as a director of Financial Federal Corporation and Premium Standard Farms, Inc., and an advisory director of Smithfield Foods, Inc. He is active in several educational, religious and philanthropic organizations, including serving as a member of the Board of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital systems in New York City.

        Mr. Zimmerman brings extensive experience in acquisitions, capital markets, investments and financing to the Board as well as broad operational and management expertise. He holds a bachelor of arts degree from Trinity College and is an honors graduate of Harvard Business School, where he received a master of business administration degree. Mr. Zimmerman is the nonexecutive Chairman of the Board of the Corporation and is a member of the Corporate Governance and Nominating Committee.

        If, for any reason, any nominee should not be available for election or able to serve as a director, the accompanying proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.

Directors who are not nominees:

        Alan R. Batkin    Mr. Batkin is Vice Chairman of Eton Park Capital Management, L.P., a multi-strategy investment firm, and has held such position since 2007. From 1990 through 2006, he was Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multinational companies. From 1972 until 1990, Mr. Batkin was an investment banker at Lehman Brothers, Inc., serving 14 years as a Managing Director.

        In addition to the Corporation, Mr. Batkin is a director of two New York Stock Exchange-listed companies: Cantel Medical Corp. and Omnicom Group, Inc. and one NASDAQ quoted company, Hasbro, Inc. During the past five years, Mr. Batkin has been a director of Diamond Offshore Drilling, Inc. and on the boards of the various mutual funds within the Merrill Lynch IQ Investment Advisors fund complex. He is also Chairman Emeritus of the International Rescue Committee and a Trustee of The Brookings Institution.

        Mr. Batkin is a member of The Trilateral Commission; the Council on Foreign Relations; and the Inter-American Dialogue. He is a member of the Boards of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital systems in New York City, and its constituent hospitals. Mr. Batkin is also a trustee of the New York City Police Foundation, a member of the Board of Overseers of the Mailman School of Public Health at Columbia University and a board member of Millennium Promise, an international nonprofit organization committed to reducing poverty.

        Mr. Batkin holds a bachelor of science degree from the University of Rochester and a master of business administration degree from New York University. He is a member of the Corporate Governance and Nominating Committee.

        Stanley Komaroff    Mr. Komaroff is a Senior Advisor to Henry Schein, Inc., and a member of its Executive Management Committee. This Fortune 500 company is the largest distributor of healthcare products and services to office based practitioners in the combined North American and European markets. Mr. Komaroff joined Henry Schein, Inc. in December 2003 following his retirement as a Senior Partner of Proskauer Rose LLP, one of the nation's largest law firms. Mr. Komaroff spent his entire legal career at Proskauer Rose and served as its Chairman from 1991 until 1999. Mr. Komaroff's practice was concentrated in the areas of mergers and acquisitions and international transactions.

        While at Proskauer Rose, Mr. Komaroff counseled the Corporation, as well as a number of other public and private companies in the United States and abroad and developed an in depth knowledge of all aspects of the Corporation. He advised senior management of corporate clients and their boards of directors in a wide range of business, strategic and legal matters.

        Mr. Komaroff has been active in civic and philanthropic matters, concentrating on the healthcare field. He is a member of the Boards of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital systems in New York City, and its constituent hospitals. Previously, he served as a member of the New York State Hospital Review and Planning Council and the New York City Economic Development Corporation. Mr. Komaroff has also served as a Director of The Edmond de Rothschild Foundation.

        Mr. Komaroff is a graduate of Cornell University and Cornell Law School where he was Editor-in-Chief of the Cornell Law Review. He is a member of the Corporate Governance and Nominating Committee.

        Solomon N. Merkin    Mr. Merkin is President of Leib Merkin, Inc., a private investment company focused on investing in private and public companies. He has served in such position since 2003 and has held numerous positions with Leib Merkin, Inc. for more than the past 25 years. Previously, Mr. Merkin was a credit analyst at IDB Holding Corporation Ltd., a diversified investment and financial holding corporation.

        Mr. Merkin has extensive investment experience and in depth knowledge of the Corporation having served as a director of the Corporation for more than 20 years. Mr. Merkin holds a bachelor of arts degree from Columbia University and a master of business administration degree from Pace University. He is a member of the Corporate Governance and Nominating Committee.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY NAMED EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of shares of the Corporation's Common Stock as of April 17, 2012 by each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement other than Morten Arntzen, whose information is disclosed above along with the other directors.

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Myles R. Itkin	146,049	(1)	0.5%
Ian T. Blackley	66,239	(2)	0.2%
Robert E. Johnston	122,985	(3)	0.4%
Lois K. Zabrocky	82,892	(4)	0.3%

(1)
Includes 99,162 shares of Common Stock issuable upon the exercise of stock options.

(2)
Includes 34,913 shares of Common Stock issuable upon the exercise of stock options.

(3)
Includes 77,102 shares of Common Stock issuable upon the exercise of stock options.

(4)
Includes 52,056 shares of Common Stock issuable upon the exercise of stock options.

 INFORMATION AS TO STOCK OWNERSHIP

        Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation and the SEC.

Name and Address	Number of Shares Beneficially Owned*	Percent of Class*
Mrs. Diane Recanati(1)(2) 944 Fifth Avenue New York, New York 10021	3,873,639	12.6	%**
Mr. Leon Recanati(1)(3) Medinat Hayehudim Street 85 Herzelia Pituah, Israel	3,873,639	12.6	%**
Mr. Michael Recanati(1)(4) Kahn & Goldberg, LLP 708 Third Avenue, 19th Floor New York, New York 10017	3,889,907	12.6	%**
Mrs. Yudith Yovel Recanati(1)(5) 64 Kaplan Street Herzliya, Israel	3,873,639	12.6	%**
Donald Smith & Co., Inc.(6)(14) 152 West 57th Street New York, New York 10019	3,068,614	9.9%
Franklin Resources, Inc.(7)(14) One Franklin Parkway San Mateo, California 94403	2,796,900	9.1%
BlackRock, Inc.(8)(14) 40 East 52nd Street New York, New York 10022	2,453,750	8.0%
Paul J. Fribourg(9)(14) 277 Park Avenue New York, New York 10172	2,009,814	6.5	%***
Continental Grain Company(10)(14) 277 Park Avenue New York, New York 10172	1,705,299	5.5	%***
Foundation Resources Management, Inc.(11)(14) 401 W. Capitol Avenue, Suite 503 Little Rock, Arkansas 72201	1,799,401	5.8%
Dimensional Fund Advisors LP(12)(14) Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	1,707,188	5.5%
The Vanguard Group, Inc.(13)(14) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,543,764	5.0%

*
Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of April 17, 2012.

**
Messrs. Oudi Recanati, Ariel Recanati, Michael Recanati and Leon Recanati, Mrs. Diane Recanati and Mrs. Yudith Yovel Recanati all share the power to vote 3,821,393 shares subject to the First Amendment to the Amended and Restated Stockholders Agreement dated as of December 18, 2003 among members of, or trusts for the benefit of members of, the Recanati family, as amended (the "Stockholders Agreement"). All of these persons also share the power to vote and dispose of the 52,146 shares owned by the Recanati Foundation. All of the shares that are subject to the Stockholders Agreement or owned by the Recanati Foundation are listed as beneficially owned by each of the foregoing persons in this table and are included in calculating such person's ownership percentage. The share and percentage ownership information for these persons is as of April 17, 2012.

***
Messrs. Paul J. Fribourg and Charles A. Fribourg, who are brothers, and Mr. Michael J. Zimmerman all may be deemed to share the power to vote and dispose of the 1,705,299 shares of Common Stock owned by Continental Grain Company ("CGC"). Messrs. Paul J. Fribourg and Charles A. Fribourg may be deemed to share such power because each of them is a director of CGC (Mr. Paul J. Fribourg is also Chairman, Chief Executive Officer and President of CGC) and because each of them is one of the co-trustees and in one case, a beneficiary, of various trusts established for members of the Fribourg family that collectively own a majority interest in CGC. Mr. Michael J. Zimmerman may be deemed to share such power because he is Executive Vice President and Chief Financial Officer of CGC. Messrs. Charles A. Fribourg and Michael J. Zimmerman are each directors of the Corporation (Mr. Zimmerman is Chairman of the Board of Directors of the Corporation.)

(1)
Mrs. Diane Recanati is the mother of Messrs. Oudi Recanati, a director of the Corporation, and Michael Recanati, the aunt of Mr. Ariel Recanati, a director of the Corporation, and the aunt of Mr. Leon Recanati and Mrs. Yudith Yovel Recanati, who are brother and sister.

(2)
Includes 3,821,393 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of these shares with Messrs. Oudi Recanati and Michael Recanati). Also includes 52,146 shares held by the Recanati Foundation, which Mrs. Recanati may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(3)
Includes 3,821,393 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote (he shares the power to dispose of only 3,301,243 of these shares); and 52,146 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(4)
Includes 3,821,393 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote and dispose; and 52,146 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(5)
Includes 3,821,393 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of only 3,301,243 of these shares); and 52,146 shares which she may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(6)
As of December 31, 2011, Donald Smith & Co., Inc. ("Donald Smith") had sole dispositive power over all of these shares and sole voting power over 1,874,599 of these shares. Donald Smith, in its capacity as investment advisor, may be deemed to beneficially own 3,068,614 shares of Common Stock of the Corporation which are held by clients of Donald Smith.

(7)
As of December 31, 2011, Franklin Advisory Services, LLC ("FAM") had the sole dispositive power over all of these shares and sole voting power over 2,729,000 of these shares. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an "Investment Management Subsidiary" and, collectively, the "Investment Management Subsidiaries") of Franklin Resources, Inc. ("FRI"). Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients. Therefore, the Investment Management Subsidiaries may be deemed to be the beneficial owners of the securities. The voting and investment powers held by FAM, an indirect wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries. FRI and Charles B. Johnson and Rupert H. Johnson (such individuals, collectively, the "Principal Shareholders") may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders, and each of the Investment Management Subsidiaries believe that they are not a "group" and believe that they are not otherwise required to attribute to each other the beneficial interest in the securities held by any of them or by any persons or entities for whom or for which the Investment Management Subsidiaries provide investment management services.

(8)
As of December 31, 2011, BlackRock, Inc. had the sole dispositive power over all of these shares and sole voting power over all of these shares.

(9)
As of November 22, 2011, Mr. Paul J. Fribourg shared the power to vote and dispose of 1,705,299 of these shares which are owned by CGC and had the sole dispositive power and sole voting power over the balance of these shares.

(10)
As of November 22, 2011, CGC shared the power to vote and dispose of all of these shares.

(11)
As of December 31, 2011, Foundation Resources Management Inc. ("Foundation") had sole dispositive power over all of these shares and shared voting power over 1,797,601 of these shares. Foundation, in its capacity as investment adviser, may be deemed to beneficially own 1,799,401 shares of Common Stock of the Corporation which are held by clients of Foundation.

(12)
As of December 31, 2011, Dimensional Fund Advisors LP had the sole dispositive power over all of these shares and sole voting power over 1,664,515 of these shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of the Corporation that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Corporation held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(13)
As of December 31, 2011, The Vanguard Group, Inc. ("Vanguard") had the sole dispositive power over 1,501,778 of these shares, shared dispositive power over 41,986 of these shares and sole voting power over 41,986 of these shares. Vanguard, in its capacity as investment advisor, may be deemed to beneficially own 1,501,778 shares of common stock of the Corporation which are held by clients of Vanguard and Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, in its capacity as investment manager of collective trust accounts, may be deemed to beneficially own 41,986 shares of common stock of the Corporation which are held by such trust accounts.

(14)
The information with respect to this beneficial ownership is according to such beneficial owner's filings with the SEC.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Corporation's directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Corporation's website, which is www.osg.com, and are available in print upon the request of any stockholder of the Corporation. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

        Board Leadership Structure.    The Corporate Governance Guidelines provide that the Board of Directors selects the Chief Executive Officer of the Corporation (the "CEO") and may select a Chairman of the Board (the "Chairman") in the manner it considers in the best interests of the Corporation. The Guidelines provide that if the Board determines that there should be a Chairman, he or she may be a non-management director or the CEO.

        The Corporation currently separates the role of CEO and Chairman of the Board; however, in the past the Corporation has combined these roles. The Board separated the roles upon the election of Mr. Morten Arntzen as CEO in January 2004 to allow him to concentrate on strategic planning and operating and expanding the Corporation's business as the Corporation transitioned to new leadership. At the same time, the Board elected Mr. Michael J. Zimmerman as nonexecutive Chairman. The CEO and the Chairman are in frequent contact with one another and with senior management of the Corporation. They provide advice and recommendations to the full Board for the full Board's consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stakeholders are appropriately addressed. The Board believes that the existing leadership structure, with the current individuals in their positions, is in the best interests of stockholders.

        The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Corporation and its stockholders. The Board, primarily through its Corporate Governance and Nominating Committee, periodically reviews the Corporation's leadership structure to determine if it remains appropriate in light of the Corporation's specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant.

        Policies and Procedures for Approval of Related Party Transactions.    Related party transactions may present potential or actual conflicts of interest and create the appearance that Corporation decisions are based on considerations other than the best interests of the Corporation and its stockholders. The Corporation's Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Corporation's legal department. In addition to this reporting requirement, to identify related party transactions, each year the Corporation submits and requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Corporation in which the director or officer has an interest. Management and the legal department carefully review the terms of all related party transactions. Management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party if a director is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm's length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.

        Independence.    Under the Corporate Governance Guidelines, which incorporate the standards established by the New York Stock Exchange ("NYSE"), the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, nine of the ten nominees, namely Messrs. Oudi Recanati, Andreas, Coleman, Fribourg, Picket, Ariel Recanati, Robards, Vettier and Zimmerman, have been determined to be independent under the Corporate Governance Guidelines because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence. The Board annually reviews relationships that directors may have with the Corporation to make a determination of whether there are any material relationships that would preclude a director from being independent.

        The Corporation and Maritime Overseas Corporation ("MOC"), a private family management company whose President is Mr. Ariel Recanati, a director of the Corporation, are parties to a sublease pursuant to which the Corporation subleases to MOC approximately 2,850 square feet of office space at its New York offices. The sublet space is separate from the Corporation's offices and has a separate entrance. The sublease, which began at the end of January 2007 and was scheduled to expire in February 2012, was extended until December 2020, the expiration date of the Corporation's lease. The annual rent during the extension is approximately $139,000, plus additional rent for electricity and for increases in real estate taxes and operating expenses. At the time the sublease was entered into, and at the time of the extension, an independent real estate brokerage firm determined that the rent under the sublease was the fair market rental value of the rental space. At the time the sublease was entered into and at the time of the extension, the Board, without the participation of Mr. Ariel Recanati or his first cousin, Mr. Oudi Recanati, who recused themselves, believed that the terms of the sublease were fair and reasonable to the Corporation and that the terms were comparable to terms that could be obtained in an arm's length transaction with an unrelated third party.

        In determining that this relationship was not material with respect to Mr. Ariel Recanati, the Board considered that the annual payments to be made by MOC to the Corporation under the sublease would never approach an amount that would bar independence under the NYSE listing standards. The Board concluded that based on all of the relevant facts and circumstances the sublease did not constitute a material relationship with the Corporation that represents a potential conflict of interest or otherwise interferes with the exercise of independent judgment from management of the Corporation by either Ariel Recanati or Oudi Recanati (who has no economic interest in MOC).

        Executive Sessions of the Board.    To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the time of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board of Directors chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.

        Board Oversight of Risk Management.    While the responsibility for management of the Corporation's material risks lies with management of the Corporation, the Board provides oversight of risk management, directly and indirectly, through its committee structure. The Board performs this oversight role by using several different levels of review. The Board and certain committees receive regular reports from key members of management responsible for specified areas of material risk to the Corporation. In addition, the Board reviews the risks associated with the Corporation's strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Corporation.

        At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee meets in private sessions individually with certain members of management and with representatives of the independent registered public accounting firm at the conclusion of every regularly scheduled meeting, where aspects of risk management are discussed. The Corporate Governance and Nominating Committee manages risk associated with Board independence, corporate governance and potential conflicts of interest. The Compensation Committee annually reviews executive compensation policies and practices and employee benefits, and associated risks. Both the Audit Committee and the Compensation Committee also rely on the advice and counsel of the Corporation's independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their regular review of the Corporation's financial statements, audit work and executive compensation policies and practices, as applicable.

        Managing risk is an ongoing process inherent in all decisions made by management. The Corporation has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. The governance of the enterprise risk management function is led by the Chief Risk Officer, who reports directly to the CEO. The Chief Risk Officer regularly reports to the full Board and the Audit Committee on the status of the Corporation's risk management practices and processes. In addition, the Corporation has a committee composed of members of senior management, and other key management personnel that are responsible for assessing all the risks and related mitigation strategies for all material projects and initiatives of the Corporation prior to being submitted for consideration by the Board.

        Meetings of the Board.    The Board held six meetings during 2011. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which the director was a member.

        Annual Meetings of Stockholders.    Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders. In 2011, all of the Directors attended the Annual Meeting of Stockholders.

        Communications with Board Members.    Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Corporation's Corporate Secretary, 666 Third Avenue, Fifth Floor, New York, New York 10017. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.

        Code of Ethics.    The Corporation has adopted a code of ethics which is an integral part of the Corporation's business conduct compliance program and embodies the commitment of the Corporation and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Ethics applies to all of the Corporation's officers, directors and employees. Each is responsible for understanding and complying with the Code of Ethics. The Corporation also has an Insider Trading Policy which prohibits the Corporation's directors and employees from purchasing or selling securities of the Corporation while in possession of material nonpublic information or otherwise using such information for their personal benefit. The Insider Trading Policy also prohibits the Corporation's directors and employees from hedging their ownership of securities of the Corporation. In addition, the Corporation has an Anti-Bribery and Corruption Policy which memorializes the Corporation's commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of the Corporation's business activities worldwide. The Code of Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on the Corporation's website and are available in print upon the request of any stockholder of the Corporation.

        Other Directorships and Significant Activities.    The Corporation values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director's time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Corporation or a company in which the Corporation has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly-traded companies.

        The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board of Directors of the Corporation, to receive the approval of the Corporate Governance and Nominating Committee before accepting outside board membership. The Guidelines prohibit the CEO from serving on the board of directors of more than one publicly-traded company (other than the Corporation or a company in which the Corporation has a significant equity interest).

        If a director's principal occupation or business association changes substantially during the director's tenure as a member of the Board of Directors, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Corporate Governance and Nominating Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

        The Corporation has three standing committees of its Board: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. Each of these committees has a charter that is posted on the Corporation's website and is available in print upon the request of any stockholder of the Corporation.

        Audit Committee.    The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors. During 2011, the Audit Committee consisted of Messrs. Robards (Chairman), Picket, Andreas and Ariel Recanati. The Board determined that Mr. Robards is an audit committee financial expert, as defined by rules of the SEC. The Audit Committee met six times during 2011.

        The Audit Committee oversees the Corporation's accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Corporation's independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied. As part of its duties, the Audit Committee retains the Corporation's independent registered public accounting firm, subject to stockholder ratification.

        The Audit Committee maintains direct responsibility for the compensation and oversight of the Corporation's independent registered public accounting firm and evaluates the independent registered public accounting firm's qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the Corporation's independent registered public accounting firm.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2011, the Corporate Governance and Nominating Committee consisted of Messrs. Oudi Recanati (Chairman), Komaroff, Merkin, Zimmerman and Batkin. The Committee is required to meet as many times as necessary each year. In 2011, the Corporate Governance and Nominating Committee met three times. The Corporate Governance and Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Corporation. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance, reviews Board compensation and recommends changes in director compensation to the Board. In March 2012, the Committee recommended that the size of the Board be reduced from thirteen members to ten members because a smaller Board would be better suited for a company of the Corporation's scale and operations and is consistent with management's overall program to reduce all costs of the Corporation. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors set forth in the Corporate Governance Guidelines. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.

        The Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

  •
  judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Corporation's business;

  •
  status as "independent" or an "audit committee financial expert" or "financially literate" as defined by the NYSE or the SEC;

  •
  high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Corporation operates, and, if the candidate is an existing member of the Board, any change in the member's principal occupation or business associations;

  •
  absence of conflicts of interest with the Corporation;

  •
  status as a U.S. citizen; and

  •
  ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

        As part of its annual assessment of Board size, structure and composition, the Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. While the Committee believes that over the long term the diversity of Board members on the basis of their gender, ethnic heritage, international background and life experiences should be increased, the Committee also believes that a smaller Board, from thirteen members to ten members, is better suited for a company of the Corporation's scale and operations. The Committee believes that the current directors have the requisite character, integrity, expertise, skills, and knowledge to oversee the

Corporation's business in the best interests of the Corporation's stockholders and does not believe that the long term goal of greater Board diversity is sufficient to merit replacing existing directors.

        A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Corporation. Recommendations must be received by December 31, 2012 in order for a candidate to be considered for election at the 2013 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. All the director nominees named in this proxy statement were evaluated under the criteria set forth above and recommended by the Corporate Governance and Nominating Committee to the full Board of Directors for election by stockholders at the Annual Meeting. The entire Board of Directors recommends that stockholders elect all nominees.

        All nominees for election at the Annual Meeting were previously elected to the Board by stockholders.

        Compensation Committee.    The Compensation Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2011 the Compensation Committee consisted of Messrs. Fribourg (Chairman), Oudi Recanati, Coleman and Vettier. The Committee met nine times during 2011. The Compensation Committee makes recommendations to the Board as to the Corporation's general compensation philosophy, determines which of the corporate goals and objectives established by the Board are relevant to the compensation of the Corporation's Chief Executive Officer ("CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the CEO's compensation level based on this evaluation; establishes annual compensation, including benefits and perquisites of all executive officers of the Corporation, and reports such determinations and actions to the Board; establishes and reviews stock ownership guidelines for the Corporation's executive officers; reviews and approves employment agreements, severance agreements, change of control agreements and other similar agreements relating to executive officers; and establishes, modifies and makes grants under incentive-compensation plans and equity-based plans, and monitors such plans and their administration. The Compensation Committee also reviews and approves the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement, discusses it with management and makes a recommendation to the Board as to whether it should be included in the proxy statement. The Compensation Committee may engage independent advisors to assist it fulfilling its responsibilities, including compensation consultants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis provides information regarding the compensation program for the Corporation's Chief Executive Officer ("CEO"), its Chief Financial Officer ("CFO") and its three other most highly compensated executive officers serving at the end of 2011, all of whom are listed in the Summary Compensation Table on page 40 of this proxy statement (collectively the "Named Executive Officers" or "NEOs"). The Compensation Discussion and Analysis describes the objectives of the Corporation's executive compensation programs and policies, the elements of the compensation program and how each element fits into the Corporation's overall compensation objectives. The Compensation Committee is responsible for overseeing the compensation paid to all executive officers of the Corporation, including the Named Executive Officers.

        As described on pages 58 - 59 of this proxy statement, at the Annual Meeting of Stockholders of the Corporation, stockholders will consider approval, in an advisory vote, of the compensation paid to the NEOs for 2011 as described in this Compensation Discussion and Analysis and the accompanying compensation tables and narrative.

Executive Summary

        The Corporation has a strong and measurable pay for performance philosophy. The following summarizes the fundamental objective and key elements of the Corporation's executive compensation program and describes the Corporation's 2011 executive compensation highlights.

Objective and Key Elements of the Executive Compensation Program

  •
  The fundamental objective of the Corporation's executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term stockholder value. The program is designed to retain, motivate, attract, reward and develop high quality, high-performing executive leadership with the talent and expertise to create long-term value for the Corporation's stockholders.

  •
  The Corporation's executive compensation program has remained substantially the same for several years. The Compensation Committee believes that the Corporation's executive compensation program is effectively designed to work in alignment with the interests of stockholders and is instrumental to achieving the Corporation's business strategy. The program is based on the traditional compensation elements of base pay, annual cash incentives, long-term incentives (usually in the form of equity awards), and employee benefits. The Compensation Committee reviews each of these elements annually. The Compensation Committee has designed the Corporation's executive compensation program to reward long term performance and believes that to be properly evaluated the program must be reviewed over a multi-year period. The Compensation Committee believes that the vote at the 2011 Annual Meeting of Stockholders of approximately 93.7% of the votes cast in favor of approval, on an advisory basis, of the compensation of the NEOs for 2010 expresses strong stockholder support for the Corporation's executive compensation program.

  •
  The Corporation seeks to provide competitive "fixed" compensation in the form of base salaries and other employee benefits but places a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the form of annual performance based cash incentives that will only be paid if the Corporation achieves specified performance goals and equity and cash awards that vest over a multi-year period and are also based on achievement of performance goals in many cases.

  •
  An NEO's annual cash incentive is based on a combination of the Corporation's performance compared with financial and operational metrics for the Corporation and the NEO's achievement of individual goals, all of which are established and approved by the Compensation Committee at the beginning of each year. As in past years, the financial metric for 2011 was the achievement of specified levels of earnings from shipping operations at both the Corporation and the business unit level and the operational metrics were quantifiable measures of the Corporation's performance in commercial, safety, quality and environmental areas as compared with absolute standards and competitors' achievements.

  •
  An NEO's equity awards consist of grants of shares of restricted stock, stock options and performance units. The amount that may be realized from these awards depends on the performance of the Corporation's common stock. In regard to stock options, failure of the price of common stock to increase from its value on the grant date renders the stock options worthless. Decreases in the price of common stock from its value on the grant date reduces the value of the restricted stock and performance units and a reduction of 50% or more in the stock price at the end of the three year period from the grant date of the performance units renders the performance units worthless.

  •
  The Compensation Committee is composed exclusively of independent directors. The Compensation Committee has engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"), to assist it with respect to executive compensation and incentive compensation plan design. Except for providing services to the Compensation Committee and to the Corporate Governance and Nominating Committee, FWC has never provided any services to the Corporation.

  •
  The fair market value of restricted stock and performance units and the exercise price of stock options are determined based on the closing price of the Corporation's common stock on the grant date. The Corporation determines annual equity and non-equity awards to NEOs after the Audit Committee approves the Corporation's audited financial statements for the preceding fiscal year.

  •
  The Corporation has an incentive compensation recoupment policy, stock ownership guidelines and an insider trading policy which, among other things, prohibits any hedging transactions involving the Corporation's securities by officers or directors of the Corporation. The Corporation believes that these policies and guidelines serve as effective risk mitigators for the Corporation's compensation programs.

2011 and 2012 Executive Compensation Highlights

  •
  In October 2011, the Corporation, upon the authorization of the Compensation Committee, and Mr. Arntzen, the Corporation's CEO, entered into a new employment letter agreement which superseded and replaced Mr. Arntzen's existing employment letter agreement which was scheduled to expire in January 2012. The new agreement continues the Corporation's employment of Mr. Arntzen as its President and CEO at a base salary of no less than his current annual salary of $900,000. In connection with the new agreement, the Corporation granted Mr. Arntzen premium priced stock options having an exercise price of $22.50 per share and performance based restricted stock units ("RSUs"). The options and RSUs will vest if (i) Mr. Arntzen is continuously employed by the Corporation or its affiliates through October 12, 2016 (subject to certain exceptions) and (ii) in the case of the RSUs, if during any 30 consecutive trading day period from October 12, 2011 through October 12, 2016 the trailing average closing price of a share of common stock of the Corporation is $22.50 or more. The closing price of a share of common stock on the grant date was $15.60. The Corporation entered into the new employment letter agreement and granted Mr. Arntzen the equity awards in order to motivate him to increase stockholder value and to encourage his long-term tenure with the Corporation, especially during the current difficult global economy and poor shipping markets in particular.

  •
  Concurrently with entering the new employment agreement with Mr. Arntzen, the Corporation and Mr. Arntzen amended and restated Mr. Arntzen's Change of Control Protection Agreement with the Corporation which was scheduled to expire in January 2012. The new agreement provides that Mr. Arntzen will be entitled to enhanced severance payments and benefits if he is terminated without Cause (as defined) or resigns for Good Reason (as defined) either 90 days prior to, or within two years following, a Change of Control (as defined) of the Corporation that occurs prior to October 12, 2016. Mr. Arntzen's entitlement to such enhanced severance payments and benefits depends upon the "double trigger" of a Change of Control and Mr. Arntzen's termination of employment. Importantly, the new agreement eliminates any gross-up payment to Mr. Arntzen if any payments, benefits and other amounts received by Mr. Arntzen as a result of a Change of Control are subject to an excise tax under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

  •
  Effective January 1, 2012, the Corporation and each of the NEOs, other than the CEO, amended and restated the Change of Control Protection Agreement in effect between the Corporation and each NEO, each of which was scheduled to expire on December 31, 2011. The new agreements provide that the NEOs will be entitled to enhanced severance payments and benefits if their employment is terminated without Cause (as defined) or they resign with Good Reason (as defined) either 90 days prior to, or within two years following, a Change of Control (as defined) of the Corporation that occurs on or prior to December 31, 2014, (i.e., a "double trigger" consisting of a Change of Control and termination of employment). Consistent with the new Change of Control Protection Agreement with the CEO, the new agreements with the NEOs eliminated the right to receive a gross-up payment if any payments, benefits and other amounts received by the NEO as a result of the Change of Control are subject to the excise tax under Section 280G of the Code.

  •
  In designing the Corporation's compensation program for 2011, the Compensation Committee considered the Corporation's 2011 budget performance expectations, which was a significant loss for 2011. As a result, the Compensation Committee continued to freeze base salaries of three NEOs (including the CEO) for 2011, the fifth consecutive year of no salary increases for such NEOs. The Compensation Committee awarded promotional salary increases to the two other NEOs. There were no increases in base salaries for the NEOs for 2012.

  •
  At the direction of the Compensation Committee, a "tally sheet" presenting each NEO's total compensation for the past four years was prepared and used to evaluate each NEO's total compensation (past, present and potential future compensation), internal equity considerations and the impact of performance by the Corporation on total compensation.

  •
  For 2011, the Compensation Committee established targets under its Executive Performance Incentive Plan (the "Incentive Compensation Plan") that reflected the 2011 budget performance expectations.

  •
  Actual earnings from shipping operations for 2011 were below the minimum levels for which cash awards would be payable under the Incentive Compensation Plan and, accordingly, no cash awards were paid to the NEOs (including the CEO) under such plan. In addition, no discretionary cash bonuses for 2011 were paid to the CEO or the other NEOs.

  •
  The Compensation Committee determined that the failure to achieve the 2011 goals under the Incentive Compensation Plan was principally due to the poor condition of the global economy and shipping markets in particular and that the NEOs succeeded in meeting several of their individual goals. In order to motivate them and encourage their long-term tenure with the Corporation, the Compensation Committee decided to award the NEOs long term incentive awards, of which approximately 63% are performance based.

  •
  The table below sets forth for the CEO and the four other NEOs as a group (i) the actual and target cash award under the Incentive Compensation Plan (the target cash award for the three NEOs who are in business units was reduced from 90% to 85% for 2010 and 2011 resulting in a cash target award for such years of 86.25% for the four NEOs as a group) and any other cash bonus paid and (ii) the actual and target equity awards, for each of 2011, 2010 and 2009, expressed as a percentage of base salary:

	2011				2010				2009
	Cash Award		Equity Award		Cash Award		Equity Award		Cash Award		Equity Award
Name	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target
CEO	0%	180.00%	150.0%	200%	0%	180.00%	183.3%	200%	55.6%	180%	188.8%	200%
Other NEOs as a group*	0%	86.25%	144.3%	100%	29.0%	86.25%	53.3%	100%	37.2%	90%	60.8%	100%

*
Ms. Zabrocky became a NEO in 2011 and was a member of senior management of the Corporation for 2009 and 2010. For purposes of this table and this Compensation Discussion and Analysis she is included with the other NEOs as a group for all three years and the NEO she replaced is excluded.

        The table above illustrates that the Corporation's failure to achieve the minimum goals under the Incentive Compensation Plan with respect to earnings from shipping operations for 2011, 2010 and 2009 resulted in no cash awards for all of the NEOs for 2011 and the CEO for 2010, and substantial decreases in actual cash awards for the other NEOs for 2010 and 2009. Similarly, the subjective determination of the amount of equity awards for the NEOs for 2010 and 2009, which was based on each NEO's general level of performance, was adversely affected by the Corporation's financial performance for 2010 and 2009 (resulting in actual equity awards below target equity levels). For 2011, the alignment among the amount of the equity award, the NEO's general level of performance and Corporation financial performance continued with respect to the CEO. However, it was adjusted for the other NEOs as a group because the Compensation Committee determined that the other NEOs as a group were critical to guiding the Corporation through one of the most severe industry downturns in recent memory. In reaching its conclusion, the Compensation Committee recognized the need for greater equity incentive compensation to the other NEOs (the majority of which was performance based) to maximize stockholder value and to ensure that the other NEOs remain in the Corporation's employ during this difficult financial time. The table above demonstrates that the Corporation's compensation program reflects a strong pay for performance philosophy. During the three years from 2009 - 2011, the decrease in cash awards compared with target (to none for 2011) was greater than the change in equity awards compared with target (a decrease for the CEO during this period and a decrease for the NEOs other than the CEO from 2009 to 2010 and then an increase from 2010 to 2011) because the Compensation Committee determined that long-term equity awards are a better long-term motivational tool than cash awards as they vest over a multi-year period and align the interests of the NEOs with those of stockholders.

Results of the Advisory Vote on NEO Compensation for 2010

        At the Annual Meeting of Stockholders held in June 2011, approximately 93.7% of the votes cast were in favor of approval, on an advisory basis, of the compensation of the Named Executive Officers for 2010. The Compensation Committee considered this favorable outcome and believes it conveyed stockholder support of the Compensation Committee's decisions and the existing executive compensation programs. As a result, the Compensation Committee made no material changes in the structure of the Corporation's compensation programs or pay for performance philosophy based on the outcome of the vote.

        At the 2011 Annual Meeting of Stockholders, approximately 50.1% of the votes cast were in favor of recommending, on an advisory basis, an annual advisory vote on NEO compensation (approximately 47.2% of the votes cast were in favor of recommending a triennial vote). In accordance with this vote, at the 2012 Annual Meeting of Stockholders, the Corporation will hold its annual advisory vote to approve the compensation of the NEOs for 2011. The Compensation Committee will consider the results from this year's and future advisory votes on executive compensation.

Compensation Philosophy and Objectives

        The Corporation's compensation philosophy is to structure compensation to drive and support the Corporation's long-term goal of total stockholder return and sustainable growth. Sustainable growth means investing in long-term opportunities while meeting short-term commitments. The compensation program is designed to promote the following objectives:

  •
  Attract and motivate highly talented executives who are effective leaders and encourage their long-term tenure with the Corporation;

  •
  Compensate executives directly based upon the value of their individual contributions in achieving corporate goals and objectives;

  •
  Align incentive compensation with performance measures that motivate executives to maximize stockholder value; and

  •
  Structure total compensation to reward both short-term results and long-term strategic contributions necessary for sustained optimal business performance.

Role of the Compensation Committee

General

        The Compensation Committee makes all compensation decisions with respect to the Named Executive Officers. The CEO advises the Compensation Committee in reaching compensation decisions with respect to the NEOs other than himself. The other NEOs do not play a role in their own compensation determination other than discussing individual performance objectives with the CEO. All decisions relating to the CEO's compensation are made by the Compensation Committee without management present. The Compensation Committee then reports these decisions to the Board of Directors. In 2011, the Compensation Committee met nine times.

        The Compensation Committee takes many factors into account when making compensation decisions with respect to the Named Executive Officers, including the individual's performance, tenure and experience, internal equity among the NEOs, potential retention concerns and the individual's historical compensation. In addition, the Compensation Committee considers the performance of the Corporation and the executive's contribution to that performance. Finally, the Compensation Committee compares NEO compensation against external publicly available market data (which is limited for shipping companies).

Use of Outside Advisors

        The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. For 2011, the Compensation Committee engaged Frederic W. Cook & Co., Inc. ("FWC") as its independent advisor with respect to executive compensation and incentive plan design. The Compensation Committee selected FWC based on its satisfaction with FWC's performance as its independent compensation advisors since 2004, as well as FWC's experience, reputation, familiarity with the business environment and knowledge of the shipping industry, current practices and emerging trends. During 2011, FWC's services to the Compensation Committee included advice on the terms of the new employment letter agreement with the CEO and the amended and restated Change of Control Protection Agreement between the Corporation and each of the NEOs, assistance in determining the amount and terms of the premium priced stock options and performance based RSUs granted to the CEO in October 2011, compilation of data on senior management compensation in the shipping industry (which included data provided by the Hay Group at the request of management), providing a detailed comparative analysis of compensation for each Named Executive Officer and preparation of tally sheets listing the cash and equity compensation of each of the NEOs for the past four years. FWC's services also included advice on the executive compensation requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, particularly the say-on-pay and frequency of say-on-pay provisions, and assistance in preparing certain of the compensation disclosures in the Corporation's Proxy Statement for the 2011 Annual Meeting of Stockholders. Except for providing services to the Compensation Committee and to the Corporate Governance and Nominating Committee, FWC has never provided any services to the Corporation. The amount of fees paid to FWC for all services rendered to such Committees for 2011 totaled approximately $136,086.

Elements of the Corporation's Compensation Program

        The principal elements of the Corporation's compensation program are base pay, annual cash incentive awards and long-term incentive compensation (usually in the form of equity based awards). The Corporation also provides severance and termination payments, retirement benefits and welfare benefits (in the form of medical, dental, disability and life insurance). The Compensation Committee reviews each element of compensation annually to achieve competitive positioning and alignment with the Corporation's compensation philosophy and objectives. In general, the Corporation targets total compensation to be competitive with a select group of companies that the Compensation Committee believes to be an appropriate reference group (the "Compensation Comparison Group"). The Corporation's compensation philosophy is to reward performance and place a large portion of total compensation at risk, dependent on the achievement of earnings goals by the Corporation and business units and specified safety, quality and environmental compliance objectives. The Corporation's Compensation Comparison Group consists of marine transportation or service corporations based in the United States whose executive compensation information is publicly available. For 2011, the Compensation Comparison Group consisted of the following companies and was unchanged from 2010:

Name	Name
Alexander & Baldwin, Inc.	Hornbeck Offshore Services, Inc.
Bristow Group Inc.	Kirby Corporation
General Maritime Corporation	Pride International, Inc.
Global Industries, Ltd.	Rowan Companies, Inc.
GulfMark Offshore, Inc.	SEACOR Holdings, Inc.
Helmerich & Payne, Inc.	Tidewater Inc.

        The Compensation Committee continues to believe that the Compensation Comparison Group consists of those companies for which executive compensation information is publicly available that are most comparable to the Corporation. However, the Corporation's direct competitors are principally either privately held and/or incorporated in foreign jurisdictions that do not require public disclosure of executive compensation. For these reasons, among others, the Compensation Committee recognizes that compensation comparisons are imperfect. The unavailability of compensation information concerning the Corporation's direct competitors (because they are privately held and/or foreign entities) results in a large number of companies in the Compensation Comparison Group that are tangentially related to the Corporation (i.e. oil and gas equipment, storage and service providers) but not tanker companies. In view of the poor condition of the global economy and shipping markets in particular, for 2011 the Compensation Committee focused more on its own experience in determining the appropriate amount of competitive compensation as compared with benchmarking compensation against compensation paid by companies in the Compensation Comparison Group.

        The Corporation believes that the combination of competitive base salaries, annual incentives pursuant to a cash based performance plan, and long-term incentive compensation paid in the form of restricted stock, performance share units, stock options and/or cash based performance awards comprises an effective and motivational executive compensation program that is based on a "pay for performance" philosophy. The program is designed to attract and retain talented executives and align the interests of senior management with those of stockholders in seeking to achieve, over time, superior performance.

        The Corporation seeks to provide competitive "fixed" compensation in the form of base salaries but places a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the form of annual performance based cash incentives that will only be paid if the Corporation achieves specified performance goals and long term incentive compensation in the form of equity awards and/or cash-based performance awards that vest over a multi-year period and, in certain cases, depend on achievement of performance criteria. For purposes of comparative analysis of "at risk" compensation, the Compensation Committee believes that all other compensation (which includes the Corporation's contributions to the Corporation's Savings Plan (a tax qualified employee benefit plan), the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan and the Corporation's contribution towards premiums for medical, dental, disability and life insurance) should be excluded from total compensation of the Named Executive Officers. In addition, the Committee believes that equity awards should be allocated to the performance year with respect to which they were earned rather than the year in which the awards were granted. Furthermore, for purposes of comparative analysis, the Compensation Committee believes that the award to the CEO of premium price stock options and performance based restricted stock units in connection with the signing of a new employment letter agreement and an Amended and Restated Change of Control Protection Agreement between the Corporation and the CEO should be excluded from the CEO's total annual compensation because such equity awards require that the CEO remain in the Corporation's continuous employ for five years. Total compensation as so adjusted for all other compensation and equity awards is referred to as "Adjusted Total Compensation".

        The following table sets forth the 2011 "pay mix" for the CEO and the other four NEOs of base salary, cash incentive compensation and equity compensation as percentages of Adjusted Total Compensation based on the amount that would have been payable upon achievement of target awards. The incentive compensation and equity awards represent the NEOs' "at risk" compensation. At target, 79.2% of the CEO's Adjusted Total Compensation and 65.1% of the four other NEOs' Adjusted Total Compensation was "at risk", reflecting the Corporation's strong pay for performance philosophy.

Name	Base Salary	Annual Cash Incentive Compensation	Long-term Incentive Compensation
CEO	20.8%	37.5%	41.7%
Other four NEOs	34.9%	30.2%	34.9%

        As shown in the following table, the Adjusted Total Compensation paid to the CEO for 2011 decreased when compared to the Adjusted Total Compensation paid to the CEO for 2010 and 2009. The reason for this decrease was a decrease in equity incentive compensation for 2011 compared with 2010; the CEO received no cash incentive compensation for 2011 or 2010. The Adjusted Total Compensation paid to the four other NEOs for 2011 increased when compared to the Adjusted Total Compensation paid to them for 2010 (an aggregate $659,965 increase) and for 2009 (an aggregate $390,765 increase). The reason for this increase for 2011 compared with 2010 was a $1,138,865 increase in long-term incentive compensation and a $103,000 aggregate increase in base salaries partially offset by a decrease in aggregate cash incentive compensation of $581,900 (no cash incentive compensation was paid for 2011).

	Base Salary $	Annual Cash Incentive Compensation $	Long-term Incentive Compensation $	Total $
CEO:
2011	900,000	0	997,695	1,877,695
2010	900,000	0	1,650,000	2,550,000
2009	900,000	500,000	1,700,000	3,100,000
Other four NEOs (aggregate):
2011	2,113,000	0	2,208,865	4,321,865
2010	2,010,000	581,900	1,070,000	3,661,900
2009	1,985,000	738,600	1,207,500	3,931,100

        As reflected in the foregoing table, Mr. Arntzen's annual base salary of $900,000 has remained unchanged for 2011 from 2010 and 2009. Mr. Arntzen's Adjusted Total Compensation, decreased to $1.88 million for 2011 from $2.55 million for 2010 and $3.10 million for 2009, reflecting decreases in both his annual cash and long-term incentive compensation. These decreases resulted from decreases in the Corporation's earnings from shipping operations during this period, reflecting the Corporation's pay for performance philosophy. Please see page 35 of this proxy statement for information concerning the 2011 special long-term equity awards for the CEO.

        As reflected in the table above, there was an increase in the aggregate base salaries of the four other NEOs to $2,113,000 for 2011 from $2,010,000 for 2010 and $1,985,000 for 2009 due to salary increases in 2011 for two NEOs in connection with their promotions. The increase in long-term incentive compensation for the other NEOs as a group to $2.2 million for 2011 from $1.07 million for 2010 resulted from the Compensation Committee's determination that the other NEOs as a group were critical to guiding the Corporation through one of the most severe industry downturns in recent memory and that such NEOs as a group needed greater equity incentive (the majority of which is performance based) to motivate them to maximize stockholder value and to remain at the Corporation. This grant of long-term incentive compensation is consistent with the Corporation's pay for performance philosophy.

Base Salary

        The Corporation pays a base salary to attract talented executives and provide a secure fixed level of compensation. The Compensation Committee reviews executive base salaries in December of each year. The Compensation Committee compares salaries of senior management of shipping companies in the Compensation Comparison Group that are most comparable to the Corporation. Based on its own experience and such comparison, the Compensation Committee determines whether the salaries of the Named Executive Officers are at a level that is sufficient to attract and retain strong leaders when combined with the higher percentage of total potential compensation payable in the form of variable cash and equity incentives linked to achievement of Corporation, business unit, and individual performance.

        Annual increases in base salary are not assured and adjustments take into account the individual's performance, responsibilities, experience, internal equity and external market practices. The Compensation Committee relies to a large extent on the CEO's evaluation of each Named Executive Officer's performance (other than his own) in deciding whether to make an adjustment to the NEO's base salary in a given year. In the case of a change in role, the CEO and the Compensation Committee consider new responsibilities, external pay practices and internal equity in addition to past performance and experience in determining whether to increase salary. The Compensation Committee applies the same factors in deciding whether to adjust the base salary of the CEO.

        The base salaries of the NEOs for 2009, 2010 and 2011 are set forth in the Summary Compensation Table. There were no increases in the base salaries of three of the NEOs (including the CEO) for 2011, the fifth consecutive year of no salary increases for such NEOs. In January 2011, the base annual salary of Mr. Ian T. Blackley, was increased from $375,000 to $403,000, a 7.5% increase. This was Mr. Blackley's first salary increase since 2005 and was based on the factors listed above, including most importantly his contributions to the Corporation since his promotion in 2009 to Senior Vice President and Head of International Shipping Operations, a position responsible for the technical management operations of the Corporation's international flag fleet of vessels. In May 2011, Ms. Lois K. Zabrocky, a Senior Vice President of the Corporation, was promoted to Chief Commercial Officer, International Flag strategic business units, with overall responsibility for the commercial activities of the Company's crude oil, refined petroleum products and LNG business segments. In her new position, Ms. Zabrocky assumed the duties of the former Head of the Corporation's Crude Transportation business unit; she previously assumed the duties of the former Head of the Corporation's LNG business unit. In connection with her promotion, Ms. Zabrocky's base annual salary was increased from $400,000 to $475,000, an 18.8% increase. Consistent with the Corporation's continuing efforts to limit general and administrative expenses, the CEO recommended that there be no increases for 2012 in the base salaries of the NEOs. The Compensation Committee approved this recommendation, which is consistent with the Corporation's philosophy to reward performance and place a larger portion of total compensation at risk.

Annual Cash Incentive Awards

        The Corporation's annual cash incentive program is intended to focus the Corporation's NEOs on critical business goals for the Corporation, such as increased earnings from shipping operations, enhanced risk management, competitive sources of financing and improved performance in the areas of safety, quality and environmental compliance. Such focus establishes a direct relationship between compensation and business goals. Specifically, the Corporation maintains the Incentive Compensation Plan pursuant to which NEOs may receive annual cash incentive based upon the level of achievement of annual performance goals established by the Compensation Committee under the Incentive Compensation Plan for a given year during the first quarter of such year. The performance goals established for one year have no effect on the performance goals established for another year. For 2011, the Compensation Committee determined that maximum awards would be based on the Corporation's achievement of specified levels of earnings from shipping operations ("ESO"), defined as the Corporation's pre-tax net income before interest expense and adjusted to exclude amounts related to non-shipping income such as investment income. The Compensation Committee chose ESO as the sole financial metric in the Corporation's incentive compensation plan because it is the critical measure of the Corporation's financial performance. The potential incentive cash awards were established as a percentage of the NEO's base salary with an incentive award range of 65% to 240% of base salary depending on the Corporation's level of ESO achieved. The ESO measure is an objective requirement and the maximum percentages of base salary serve as a limit on the amount of the cash award. The ESO measure is the same measure that was used for 2010.

        Subject to the performance goal for establishing the maximum amounts of the cash award, the Compensation Committee adopted three measures for determining the actual incentive awards for 2011. They were (i) the Corporation's ESO for such year; (ii) ESO and specified performance metrics of such executive's business unit (if any) for such year and (iii) the NEO's achievement of individual goals. Each individual's objectives were carefully chosen to ensure integration and alignment with the Corporation's long-term objectives. The three measures were selected because the Compensation Committee believes they are the most appropriate measures to be used to determine incentive compensation, as they reflect the Corporation's level of financial performance, the comparative performance of specified commercial and technical operations measures and individual performance.

        For 2011, the CEO had a target bonus of 180% of base salary, Mr. Myles R. Itkin (the CFO), who is not in a business unit, had a target bonus of 90% of base salary and Messrs. Ian T. Blackley (Senior Vice President and Head of International Shipping Operations), Robert E. Johnston (Senior Vice President and Head of US Flag), and Ms. Lois K. Zabrocky (Senior Vice President and Chief Commercial Officer of International Flag) all of whom are in a business unit, had a target bonus of 85% of base salary. The CEO's potential bonus, if earned, ranged from 130% to 240% of base salary. The CFO's potential bonuses, if earned, ranged from 65% to 120% of base salary. The potential bonuses of the other NEOs, if earned, ranged from 67.5% to 120% of base salary. For 2011, the Compensation Committee changed the Corporation performance factor and business unit factor that corresponds to achieving 70% - 100% of the Corporation or business unit performance measure to 70% of base salary from 50% - 70% of base salary because of the considerably more challenging business environment for 2011. The Compensation Committee established these target bonus percentages in order to target total compensation for the NEOs at a competitive level with compensation for comparable positions in the Compensation Comparison Group, based on target cash incentive awards provided by the companies in the Compensation Comparison Group and other external market data compiled or evaluated by FWC. In addition, the target levels reflect FWC's comparison of compensation levels of the Corporation's NEOs with one another. The difference in target bonus percentages and the range of potential bonus percentage between the CEO and the other NEOs in general reflects the differences in total compensation levels of chief executive officers in the Compensation Comparison Group compared with other executives in the Compensation Comparison Group.

        The three measures used to determine an individual's actual bonus for 2011, Corporation performance, business unit performance and individual performance, were given different weightings depending on whether the individual was a member of a business unit or the corporate staff. The CEO and the CFO are members of the corporate staff and the other NEOs are members of business units. For members of the corporate staff, the Corporation performance and individual performance measures were each weighted 50% in determining such member's annual bonus. The Compensation Committee chose such allocation because it believes that for the corporate staff such measures are equally important—a member's cash incentive award depends on how well both the member and the Corporation performs. For members of a business unit, business unit performance was weighted 50% (weighted equally between business unit ESO and business unit performance metrics) and Corporation and individual performance measures were each weighted 25%. The Compensation Committee chose such allocation because while corporate and individual performance are important and treated equally as with members of the corporate staff, the most critical measure for business unit members is the performance of his or her respective business unit. This weighting reinforces the philosophy that business unit members have the most direct affect on the unit's financial and operational performance.

        For 2011, for the Corporation performance measure and business unit performance measure there is a rating assigned on a scale of 0% to 150% with 100% equal to the rating assigned for meeting each of (i) targeted ESO for the Corporation measure and (ii) targeted performance for the specific business unit calculated by averaging the ESO for the specific business unit with specific performance metrics. The rating scale for each measure is based on 10% increments. The ratings scale corresponds to a performance factor scale that ranges from 0% to 120% with 5% or 10% increments. For 2011, a Corporation or business unit rating measure of 100% corresponds to a performance factor of 80%. If a rating for a measure is below 70%, the performance factor for that measure is zero. No bonus is payable if the performance factor for the Corporation measure is below 70%. For 2011, for the individual performance measures there is a performance factor assigned on a scale of 0% to 120% with 100% as the performance factor assigned for meeting the specified individual goals for the individual measure. If a rating for an individual measure is below 60%, the performance factor for that measure is zero. No bonus is payable if the performance factor for the total individual measures is below 60%. The amount of each NEO's actual annual cash incentive award is determined as follows:

  Base Salary times (A plus B plus C) where

  A
  equals the Corporation performance factor corresponding to the rating measure achieved times the weighting assigned to such measure,

  B
  equals the business unit performance factor corresponding to the rating measure (if any) achieved times the weighting assigned to such measure, and

  C
  equals the individual performance factor measure achieved times the weighting assigned to such measure.

        For the CEO, the same methodology applies except that the performance factors for the measures are assigned on a scale of 0% to 240% with 180% being the rating for meeting the target for each Corporation measure and 200% being the rating for meeting the individual measure and the rating scale is based on 10% or 20% increments.

        The table below sets forth for the Corporation performance measure (achievement of specified levels of ESO for 2011 for the Corporation) and for the business unit performance measure (achievement of specified levels of ESO for 2011 for the Crude Transportation business unit for Ms. Lois K. Zabrocky and Mr. Ian T. Blackley, and the US Flag Unit for Mr. Robert E. Johnston) the corresponding percentage of base salary that would be earned by each NEO other than the CEO.

				Target ESO for the Corporation, Crude Transportation Unit or US Flag Unit (in thousands)
Performance Percentage of Base Salary (Performance Factor)	Percentage Achievement (Performance Measure)			Corporation		Crude Transportation Unit		US Flag Unit
0%	Below 70%				—		—		—
70%	70%	—	100%		$66,272		$86,304		$3,802
80%	100%	—	110%		$166,823		$149,869		$11,602
90%	110%	—	120%		$237,055		$192,246		$16,802
100%	120%	—	130%		$307,287		$234,623		$22,002
110%	130%	—	140%		$377,519		$277,000		$27,202
115%	140%	—	150%		$447,751		$319,377		$32,402
120%	150%	and	more	>$	447,751	>$	319,377	>$	32,402

        For the CEO, the percentage achievement of target ESO were the same percentages as specified above but the corresponding performance percentages of base salary were double the percentages specified above (130% - 240% rather than 65% - 120%).

        For 2011 ESO for the Corporation was a loss of $119.3 million, ESO for the Crude Transportation Unit was a loss of $90.1 million and ESO for the US Flag Unit was income of $27.2 million. The minimum targets for the Corporation performance measure and Crude Transportation unit were not achieved. While the US Flag business unit achieved 130% of target, such achievement did not result in payment of a cash award as the minimum target for the Corporation performance measure was not achieved. Accordingly, no amounts were earned by any of the NEOs for 2011.

        As noted earlier, the business unit performance measure consists of target ESO for such business unit and specified performance metrics. For 2011, such performance metrics for the Crude Transportation unit consisted of three commercial measures and three operational measures. The allocation of these metrics for NEOs is equal for commercial metrics and operational metrics, as the Compensation Committee deems both equally important. The commercial metrics were (i) daily spot market time charter equivalent ("TCE") revenues achieved by the Aframax International pool of vessels compared with daily TCE revenues achieved by competitors' Aframax fleets, (ii) the number of days of the Aframax International pool of vessels was subject to contracts of affreightment (based on cargo capacity), the higher the number of days the greater the stability of the amount of revenue and (iii) daily TCE revenues achieved by the Suezmax International pool of vessels compared with daily TCE revenues achieved by the Suezmax fleets of specified competitors. The operational measures were average days out of service for unscheduled technical reasons per vessel, lost time injury frequency and average vetting observations per vessel. The Crude Transportation unit performance metrics score for 2011 was 110%. The performance metrics for the US Flag unit for 2011 consisted of two commercial measures and the same three operational measures as was used for the Crude Transportation unit. The commercial metrics were (i) daily TCE revenues achieved by the US Flag unit's vessels compared with TCE revenues achieved by specified competitors and (ii) meeting all spot voyage laycans, the time period under a voyage charter that the vessel must arrive to load cargo. The US Flag unit performance metrics score for 2011 was 105%.

        The individual performance measure consists of the different individual performance goals of each of the Named Executive Officers. The Compensation Committee, assisted by the CEO with respect to all the Named Executive Officers other than himself, determines each Named Executive Officer's level of achievement of his or her individual performance goals.

        The principal individual performance goals for 2011 for the CEO were to improve the Corporation's project management and reduce execution problems; obtain Title XI financing approved by the U.S. Department of Transportation through the Maritime Administration; achieve better financial results than forecast under the Corporation's aggressive 2011 budget; pursue opportunities to further reduce the Corporation's general and administrative expenses and maintain or reduce vessel operating costs consistent with the Corporation's objectives of safety, quality operations and environmental compliance; evaluate all attractive acquisition opportunities in the Corporation's core business segments; improve the Corporation's federal government outreach program concerning proposed legislation that offer opportunities or present challenges to the Corporation; and expand the Corporation's training programs for its personnel.

        The principal individual performance goals for 2011 for the CFO were to explore capital raising activities accessing both public debt and equity markets; develop a program to replace or extend the Corporation's revolving credit facility; prepare a capital allocation model for the Corporation; evaluate the profitability of the Corporation's business units and recommend action to improve the financial performance of the business units; explore and exploit opportunities to reduce general and administrative expenses, including the establishment of a shared service function; and oversee the development and presentation of strategic alternatives for the Corporation.

        The principal individual goals for Mr. Ian T. Blackley were to achieve specified performance levels in certain operational metrics, including, safety, environmental performance, crew retention, and operating expenses; ensure the successful operation of the Technical Services Group that will manage large projects, including newbuildings, standardize technical support across the Corporation and effectively monitor and implement new technical and environmental legislation; spearhead efforts to improve technical management standards across the international flag fleet; and continue efforts to reduce general and administrative expenses.

        The principal individual goals for Mr. Robert E. Johnston were to dispose of certain older U.S. Flag product tankers and articulated tug barges; assist in obtaining Title XI financing approved by the U.S. Department of Transportation through the Maritime Administration; supervise the conversion of a new product carrier to the Corporation's second shuttle tanker and deliver the shuttle tanker on time and within budget; improve fleet reliability; finalize labor contracts on budget; and spearhead efforts to ensure that US Flag operating expenses and drydocking costs are at or below the 2011 budgeted amounts, except for expenses necessary for environmental compliance.

        The principal individual goals for Ms. Lois K. Zabrocky were to develop and execute a strategy to maximize revenue and return to profitability the Crude Transportation business unit and the Product Carrier and Liquefied Natural Gas ("LNG") business unit by identifying opportunities that result in their commercial outperformance compared to the Corporation's competitors, including exploring long term employment opportunities for the Corporation's Ultra Large Crude Carrier, grow the Aframax International pool and the Suezmax International pool while maintaining the pools' competitive advantages, optimize daily TCE rates for the Corporation's fleet of product tankers through triangulation and continue to operate the Corporation's LNG ships worldwide with no off hire; increase the percentage of the International Flag fleet that is on fixed rate time charters to customers; reduce the cost of the Corporation's chartered in portfolio of vessels; evaluate the market for forward freight agreements ("FFAs") and for bunker swaps and reinstate the Corporation's program to engage in proprietary trading of FFAs; develop and implement policies to reduce the cost of bunkers for the Corporation's International Flag fleet; and explore and exploit opportunities to reduce general and administrative expenses.

        As noted earlier, the Corporation's ESO of a net loss of $119.3 million did not meet the minimum achievement required for payment of cash incentive compensation. Accordingly, no cash incentive compensation was paid to any NEO.

        The three measures for determining actual cash incentive awards for 2011, namely (i) the Corporation's ESO for such year, (ii) the ESO and specified performance metrics of such NEO's business unit (if any) for such year and (iii) the executive's achievement of individual goals, are the same measures that were used for 2010 and that will be used for 2012. For 2012, the Compensation Committee determined that the target bonus and potential bonus ranges would remain unchanged from 2011.

Equity-Based Compensation

        The Corporation's equity-based compensation program is intended to align the interests of the Corporation's executive officers with those of the stockholders, and to focus executives on the achievement of long-term performance objectives that are aligned with the Corporation's business strategy, thereby establishing a direct relationship between compensation and operating performance. The Compensation Committee determined that for 2011 for the CEO and the other NEOs approximately 37% of their total equity based compensation would be paid in restricted stock, approximately 33% would be paid in stock options and approximately 30% would be paid in performance unit awards, which is substantially the same allocation as for 2010. This allocation results in approximately 63% of the equity awards being performance based. The Corporation believes that combined grants of restricted stock, stock options and performance unit awards effectively balances the Corporation's objective of focusing the NEOs on delivering long-term value to stockholders with the goal of retaining talented executives and encouraging their long-term tenure with the Corporation.

        Grants of restricted stock provide executives with full ownership of common stock on the date the restriction lapses, delivering value to executives while providing a retentive element to the Corporation's long-term incentive program. Unlike restricted stock, stock options only have value to the extent the price of the Corporation's common stock grows over the term of the award and, in this sense, are a motivational tool that is inherently performance based. Performance unit awards convert into shares of common stock or for performance awards granted in 2012 and thereafter, are payable in cash or stock at the discretion of the Compensation Committee at the end of the performance period if the price of a share of common stock is at a certain minimum level. Performance unit awards provide the possibility of conversion into a greater number of shares (or for performance awards granted in 2012 and thereafter, the payment of a greater amount of cash or shares) if the stock price increases during the performance period up to a maximum number of shares and the protection against the units losing all their value if the stock price decreases during the performance period but remains above a specified minimum level (unlike stock options which lose their value if the stock price is less than the option exercise price).

        Restricted stock awards have historically vested in four equal annual installments commencing one year after the date of the stock award. Stock option awards have historically vested in three equal annual installments commencing one year after the date of the option grant and have had an exercise term of ten years from the date of grant. Performance awards vest at the end of the performance period, which for the performance units awards granted for 2011, like the performance unit awards granted for 2010, is a three-year period. The long-term vesting provisions of the restricted stock, stock options and performance unit awards further the goal of executive retention.

        The value of equity awards granted to an executive, including each NEO, is determined subjectively based on a number of factors, including the executive's general level of performance, salary level and recent noteworthy achievements. All equity awards were made under the Corporation's 2004 Stock Incentive Plan, as amended and restated as of June 2, 2010 (the "Stock Incentive Plan").

        The Compensation Committee determines annual equity and non-equity awards for eligible executives after the Audit Committee approves the Corporation's audited financial statements for the preceding fiscal year. On February 23, 2011, following the Audit Committee's approval of the 2010 audited financial statements, the Compensation Committee granted the NEOs the number of shares of restricted stock, stock options and performance units set forth in the following table for performance in 2010. The exercise price of the stock options is $34.90 per share, the closing price of a share of common stock on the date of grant.

Name	Number of Shares of Restricted Stock Granted	Value of Restricted Stock Grant	Number of Shares Underlying Stock Options Granted	Value of Stock Option Grant	Target Performance Unit Award Granted	Value of Performance Unit Award	Total Value of all Grants
Morten Arntzen	11,820	$412,518	41,086	$412,503	20,528	$825,020	$1,650,040
Myles R. Itkin	3,296	$115,030	11,455	$115,008	2,862	$115,024	$345,062
Ian T. Blackley	2,340	$81,666	8,135	$81,675	2,032	$81,666	$245,007
Robert E. Johnston	2,293	$80,026	7,969	$80,008	1,991	$80,018	$240,052
Lois K. Zabrocky	2,293	$80,026	7,969	$80,008	1,991	$80,018	$240,052

        The performance units convert at the end of the three year performance period beginning on the grant date into a number of shares of common stock equal to the product of (i) the number of performance units granted times (ii) the fraction whose numerator is the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period provided that if such average is less than $17.45 (50% of the price of a share of common stock on the grant date) the numerator is zero and if such average is more than $69.80 (200% of the price of a share of common stock on the grant date) the numerator is $69.80 and the denominator is $34.90 (the price of a share of common stock on the grant date). Accordingly, if the stock price has decreased by more than 50% at the end of the performance period, the NEO receives no common stock. If the stock price ranges at the end of the performance period from 50% to 200% of the price at time of the grant, the NEO receives shares equal to 50% to 200% of the number of performance units granted. If the stock price has increased at the end of the performance period by more than 200%, the NEO receives 200% of the number of performance units granted. The performance units accrue dividends during the performance period at the same time and in the same amount as dividends are payable on shares of common stock, which performance unit dividends are payable in the form of additional performance units and vest at the end of the performance period (and thus are not paid unless the performance measure is satisfied).

        On February 23, 2012, following the Audit Committee's approval of the 2011 audited financial statements, the Compensation Committee granted the Named Executive Officers the number of shares of restricted stock, stock options and performance unit awards set forth in the following table for performance in 2011. The exercise price of the stock options is $12.50 per share, a premium price to the $10.09 closing price of a share of Common Stock on the date of grant. The options were granted at a premium price because the Compensation Committee believed that the market price of common stock did not reflect the fair value of such common stock due to the poor condition of shipping markets and the historically low price of such common stock.

Name	Number of Shares of Restricted Stock Granted	Value of Restricted Stock Grant	Number of Shares Underlying Stock Options Granted	Value of Stock Option Grant	Target Performance Award Granted	Value of Performance Award	Total Value of all Grants
Morten Arntzen	36,000	$363,240	84,270	$322,754	$447,761	$291,701	$977,695
Myles R. Itkin	24,000	$242,160	56,180	$215,169	$298,507	$194,467	$651,796
Ian T. Blackley	18,667	$188,350	43,695	$167,352	$232,172	$151,252	$506,954
Robert E. Johnston	20,000	$201,800	46,816	$179,305	$248,756	$162,056	$543,161
Lois Zabrocky	18,667	$188,350	43,695	$167,352	$232,172	$151,252	$506,954

        It is the Corporation's current intention (but not its obligation) to settle the performance awards granted in 2012 in shares of common stock of the Corporation to the extent such shares are available for issuance under the Stock Incentive Plan at the end of the performance period. To the extent sufficient shares are not available for issuance or the Compensation Committee otherwise determines not to settle the performance awards in shares of common stock, the performance award (or a portion thereof) is payable in cash. The value of the performance award is based on the change in the market value of a share of common stock during the three year performance period, with an established threshold price of $12.50 which is a premium price to the actual closing price of a share of common stock on the grant date of $10.09. The value of the performance award at the end of the three year performance period is equal to the product of (a) the amount of the target performance award times (b) one plus the Performance Fraction (as defined below) times (c) the lesser of (i) two or (ii) the number equal to one plus the Performance Fraction provided that if the Closing Price (as defined below) is less than $6.25, the number shall be zero. The Performance Fraction is the fraction whose numerator is the difference, expressed as a positive number, between (i) $12.50 (the threshold price) and (ii) the average closing price (the "Closing Price") of a share of common stock of the Corporation during the 20 days ending on the last day of the performance period provided that if the average closing price is less than $6.25 (50% of the threshold price), the numerator shall be zero and the denominator of which is $12.50. Accordingly, if the stock price has decreased by more than 50% from the $12.50 threshold price at the end of the performance period, the performance award is worthless. If the stock price at the end of the performance period has increased by more than 200% of the $12.50 threshold price, the value of the performance award is equal to twice the amount of the target performance award times the increase in the price of a share of common stock from $12.50 during the performance period.

        The Compensation Committee does not grant equity awards at other times of the year except in connection with the employment of a new executive or the renewal of a retention agreement with an executive. The fair market value and the exercise price of stock options are determined as of the closing price on the grant date. The Corporation does not backdate options or grant options retroactively. The Corporation does not time awards of restricted stock, stock options or performance units in coordination with the release of material nonpublic information.

        For 2011 (i.e. equity awards granted in February 2012), the target equity award for the CEO was 200% of base salary and for the other NEOs was 100% of base salary. The CEO received equity awards equal to 150% of his base salary, Mr. Itkin received equity awards equal to 136% of his base salary, Mr. Blackley received equity awards equal to 174% of his base salary, Mr. Johnston received equity awards equal to 130% of his base salary, and Ms. Zabrocky received equity awards equal to 147% of her base salary. These awards are reflective of the NEOs' individual performance, the performance of their respective business units where applicable, their leadership performance and their contributions to the long term strategy of the Company. As discussed under Executive Summary—2011 and 2012 Compensation Highlights on pages 20 and 21 of this proxy statement, the target equity awards for the 2011 performance were higher than for 2010 because the Compensation Committee determined that such larger awards were needed to motivate and retain such NEOs during an extremely challenging time in the shipping industry. The Compensation Committee anticipates that the target equity awards for 2012 (to be awarded in the first quarter of 2013) will be reduced to approximately the 2010 levels.

Benefits

        In general, the Corporation provides benefits to its executives that it believes are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. The benefits offered to the Corporation's employees located in the United States, including all Named Executive Officers, are consistent with benefits offered by peer companies in the Compensation Comparison Group.

        The Corporation provides a tax qualified employee benefit plan to employees, the Savings Plan for Employees of OSG Ship Management, Inc. (the "Savings Plan"). Under the Savings Plan, eligible employees may contribute on a pre-tax basis an amount up to the limit imposed by the Code. Under the Savings Plan, the Corporation will match 100% of the first 6% of a participant's pre-tax contribution (subject to the Code limit). The maximum matching contribution for 2011 was $14,700. In addition, under the Savings Plan, the Corporation contributes to the plan account of each eligible employee an amount equal to 4% of the employee's cash compensation up to the limits imposed by the Code.

        The Corporation's Supplemental Executive Savings Plan (the "Supplemental Plan") supplements the Savings Plan. Under the Supplemental Plan, for each employee for whom the Code limits on compensation and/or contributions restrict the amount the Corporation may contribute under the Savings Plan (other than matching contributions), the Corporation makes a book entry contribution with respect to such employee equal to the excess of the non-matching employer contributions the Corporation could have made under the Savings Plan had the Code limitations not applied over the amount it actually contributed under the Savings Plan. The Supplemental Plan provides deferred compensation to the NEOs and serves in part as the successor to the supplemental executive retirement plans that were terminated effective December 31, 2005. The actuarial equivalent lump sum value of the participant's benefits under the terminated supplemental executive retirement plans were credited to specific accounts in the Supplemental Plan. Each participant in the Supplemental Plan may request the manner in which his or her account balance should be invested from alternatives offered by the Corporation, including equity and debt funds. An NEO's account balance in the Supplemental Plan will be distributed to the NEO as soon as administratively feasible after the six month anniversary of the termination of the NEO's employment by the Corporation or an affiliate.

Stock Ownership Guidelines

        The Corporation requires that all employees at the senior management level who are granted equity awards retain all of the shares of Common Stock they receive upon the vesting, conversion or exercise of such awards (other than shares needed to pay income taxes arising from such vesting, conversion or exercise), unless after such disposition they would continue to own shares of Common Stock having a value which is a specified multiple of their base salary. The Compensation Committee has the discretion to waive this limitation upon the request of an employee because of financial hardship. For the CEO, the multiple is three times base salary and for the other NEOs the multiple is two times base salary. As of December 31, 2011, the CEO owned vested equity awards equal to 2.56 times his base salary, Mr. Itkin—0.84 times, Mr. Johnston—0.81 times, Ms. Zabrocky—0.60 times and Mr. Blackley—0.44 times.

 Incentive Compensation Recoupment Policy for Executive Officers

        The Corporation's Incentive Compensation Recoupment Policy (the "Policy") generally provides that if an executive officer, including any NEO, receives incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such performance metric within five fiscal years due to a material misstatement or inaccuracy, the Corporation may require such executive officer to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy. The five year look back limitation does not apply where the Board determines that the executive officer's fraud, misconduct, negligence or other knowing actual involvement was a contributing factor to the need for the restatement. The Compensation Committee is monitoring the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment and will amend the Policy to the extent necessary to comply with such Act.

Hedging and Insider Trading

        The Corporation's Insider Trading Policy prohibits directors and employees of the Corporation from hedging their ownership of securities of the Corporation, including investing in options, puts, calls, short sales, futures contracts or other derivative instruments relating to Corporation securities, regardless of whether such directors and employees have material nonpublic information about the Corporation. In addition, the Insider Trading Policy prohibits the Corporation's directors and employees from purchasing or selling securities of the Corporation while in possession of material nonpublic information or otherwise using such information for their personal benefit. Directors and employees are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b-5 of the Securities Exchange Act of 1934, as amended, so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

2007 Special Long-Term Equity Awards for the Chief Executive Officer

        In establishing the CEO's compensation for 2011, the Compensation Committee considered, among the other factors previously discussed, the special long-term equity awards made in 2007 in connection with amendments made to the employment letter agreement between the CEO and the Corporation. Pursuant to such awards, the CEO was granted restricted stock, stock options and RSUs under the Corporation's Stock Incentive Plan as performance based awards, with a targeted total value at the end of the award of approximately $9 million. These equity awards were designed to retain the services of the CEO for at least the five years ending in February 2012 and to incentivize the CEO to achieve performance goals based on compound annual growth rate in the price of Common Stock of the Corporation over a five year period.

        The CEO was granted 23,645 shares of restricted stock, and stock options for 73,135 shares at an exercise price of $63.44 per share (the closing price on the grant date), which restricted stock vested, and stock options became exercisable, on February 15, 2012, five years after the grant date. On the vesting date, the shares of restricted stock had a market value of $249,218 and the market price of a share of Common Stock was $10.54 compared with the stock option exercise price of $63.44 per share. The stock options expire on February 15, 2017. The CEO was also granted 47,289 RSUs and stock options for 146,270 shares of Common Stock at an exercise price of $63.44 per share. These RSUs would have converted into an equal number of shares of Common Stock, and these stock options would have become exercisable, if the performance goals were achieved by December 31, 2011. However, the performance targets were not achieved and these RSUs and stock options were forfeited in their entirety.

 2011 Special Long-Term Equity Awards for the Chief Executive Officer

        In connection with entering into a new employment letter agreement between the CEO and the Corporation and a new change in control agreement between the CEO and the Corporation described on pages 47 and 48 of this proxy statement, on October 12, 2011 the Compensation Committee granted the CEO premium priced stock options and performance based restricted stock units ("RSUs") under the Corporation's 2004 Stock Incentive Plan, having a total value on the date of grant of $3.7 million. These equity awards are designed to retain the services of the Chief Executive Officer for at least the next five years and to incentivize the Chief Executive Officer to achieve demanding performance goals based on increasing the price of Common Stock of the Corporation.

        Mr. Arntzen was granted stock options for 450,000 shares of common stock of the Corporation pursuant to the Stock Incentive Plan at an exercise price of $22.50 per share which price exceeded the closing price of $15.60 per share on the grant date. These options will become exercisable on October 12, 2016 provided Mr. Arntzen is continuously employed by the Corporation or its affiliates through such date. He will become fully vested in such options prior to such date upon a Change of Control (as defined) of the Corporation. If his employment by the Corporation or any of its affiliates terminates before such date for certain reasons, including death, disability or without Cause (as defined) Mr. Arntzen will vest in a pro rata portion of such options. The options expire on October 12, 2021.

        Mr. Arntzen was also granted 177,778 RSUs pursuant to the Stock Incentive Plan. These RSUs convert into an equal number of shares of common stock of the Corporation if during any thirty consecutive trading day period from October 12, 2011 through October 12, 2016 the trailing average closing price of a share of common stock of the Corporation is $22.50 or more (the "Performance Goal"), if Mr. Arntzen is continuously employed by the Corporation or any of its affiliates through October 12, 2016. If the Performance Goal is achieved, (i) the RSUs will also vest upon a Change in Control of the Corporation and (ii) a pro-rata portion of the RSUs will vest if Mr. Arntzen's employment by the Corporation or any of its affiliates terminates before October 12, 2016 for certain reasons, including death, disability or without Cause. If the Performance Goal is not achieved, the award is forfeited in its entirety. The RSUs have no voting rights and may not be transferred or disposed of. There will be credited to a dividend book entry account on behalf of Mr. Arntzen with respect to his RSUs the same cash dividend as is paid on shares of common stock from the grant date of the RSUs. Such dividends will be held uninvested and without interest and paid in cash to Mr. Arntzen if and when the RSUs vest (but will not be paid if the RSUs do not vest—if the performance conditions are not met). The equity grants reflect the Corporation's pay for performance philosophy and are designed to incentivize the CEO to maximize stockholder return and to retain the services of the CEO for at least the next five years.

Employment Agreements and Severance and Termination

        The terms and features of the employment agreement with Mr. Arntzen and the change of control agreements and severance protection benefits applicable to the NEOs are described on pages 47 - 49 of this proxy statement. Such terms and features are based on an evaluation by the Compensation Committee of comparable agreements and arrangements adopted by companies in the Compensation Comparison Group and general industry, using data compiled by FWC. The difference in the terms of such agreements between those applicable to the CEO and those applicable to the other Named Executive Officers reflects the differences found in comparable agreements of companies in the Compensation Comparison Group and general industry between those applicable to chief executive officers and to other executives. The adoption of these agreements is intended to make all arrangements for the NEOs competitive with companies in the Compensation Comparison Group.

        On October 12, 2011, the Corporation and Mr. Arntzen entered into two agreements. The first agreement provides the terms of Mr. Arntzen's continued employment by the Corporation and supersedes and replaces the employment letter agreement dated as of January 14, 2004 between the Corporation and Mr. Arntzen, as amended. The agreement provides that Mr. Arntzen will continue to serve as President and CEO of the Corporation at a base salary of no less than $900,000 per year. If the Corporation terminates Mr. Arntzen's employment without Cause (as defined) or Mr. Arntzen resigns with Good Reason (as defined) prior to October 12, 2016 then upon Mr. Arntzen's signing and not revoking a general release, the Corporation is required to pay him his base salary for two years, a pro-rata portion of his annual bonus for the year in which such termination occurs based on actual results for such year and provide for continued health care coverage for up to 18 months. Mr. Arntzen is eligible for an annual cash bonus under the Incentive Compensation Plan, which bonus is targeted at 180% of his annual base salary and will be based on performance goals determined for each year by the Compensation Committee. The agreement is substantially similar to the agreement it replaced except that the new agreement provides that (i) if the Corporation terminates Mr. Arntzen's employment without Cause or he resigns with Good Reason, his receipt of payments and benefits is conditional on not only signing a general release (as provided in the replaced agreement) but on not revoking the release and (ii) Mr. Arntzen's annual cash bonus under the Incentive Compensation Plan is targeted at 180% of his annual base salary (the replaced agreement did not specify a target bonus level).

        The second agreement amends and restates the Change of Control Protection Agreement dated as of December 31, 2008 between the Corporation and Mr. Arntzen. The new Change of Control Protection Agreement provides that if there is a Change of Control (as defined) of the Corporation on or prior to October 12, 2016, Mr. Arntzen will be entitled to certain enhanced payments and benefits if his employment is terminated without Cause or he resigns for Good Reason within 90 days prior to, or within two years following, a Change of Control. The pre-Change of Control protection period in Mr. Arntzen's agreement was reduced from 120 days to 90 days to conform with the Change of Control Protection Agreements with the other NEOs. To conform with current best pay practices, the agreement eliminated the provision in the prior Change of Control Protection Agreement that provided to the CEO a gross-up on any excise tax under Section 280G of the Code with respect to any payments or benefits received in connection with a Change of Control.

        Effective on January 1, 2012, the Corporation entered into amended and restated Change of Control Agreements with the NEOs other than the CEO which, among other things, are substantially similar to the prior agreements except that to conform with current best pay practices, the new agreements eliminated the provision that provided the NEOs with a gross up of any excise tax under Section 280G of the Code with respect to any payments or benefits received in connection with a Change of Control. The Corporation also maintains the Overseas Shipholding Group, Inc. Severance Protection Plan (the "Severance Plan") which covers the NEOs other than the CEO. The Corporation has not entered into employment agreements with any of the NEOs other than Mr. Arntzen as it believes the Change of Control Protection Agreements, the Severance Plan and the other incentive awards described in this proxy statement provide the NEOs with sufficient incentive to continue employment with the Corporation and protection in the event of a termination of their employment.

        The Corporation believes that its employment agreement with the CEO, change of control protection agreements and Severance Plan are consistent with its overall compensation objective of attracting, motivating and retaining talented top executives and offering a compensation package that is fair. The change of control protection agreements are intended to retain executives and provide continuity of management in the event of an actual or threatened change of control of the Corporation and ensure that the executive's compensation and benefits expectations would be satisfied in such event. The employment agreement with the CEO and the Severance Plan are designed to offer executives protection for a possible loss of income in the event of a termination of their employment.

        The change of control protection agreements with the NEOs have a "double trigger", meaning the executive officer's right to receive severance payments and benefits arise only if there is both a change of control and termination of employment within a specified period (including a diminution in duties). A double trigger was selected because unless the NEO's employment is terminated in connection with a change of control, a NEO's salary and bonus would continue to be paid by the acquiring entity, which is what the severance payment is based on and intended to replace.

        In connection with Mr. Blackley's appointment as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd., a subsidiary of the Corporation, effective September 1, 2005, and his relocation from New York to Newcastle, United Kingdom, the Corporation agreed to reimburse Mr. Blackley, a United States citizen, for the amount of income taxes he is required to pay to the United Kingdom Inland Revenue Service (known as tax equalization payments). In 2011, the Corporation paid $250,750 on behalf of Mr. Blackley with respect to tax equalization. Mr. Blackley is responsible for paying his United States income taxes.

        At the time of Mr. Blackley's relocation from New York to Newcastle, in September 2005, it was the understanding of the Corporation and Mr. Blackley that Mr. Blackley would eventually return to New York. The Corporation determined in early 2011 that Mr. Blackley would continue to serve the Corporation from Newcastle and in April 2011 agreed to pay Mr. Blackley an annual housing allowance of $36,000 to compensate him for the continuing cost of maintaining a residence in Newcastle while continuing to have a home in New York.

Risk Mitigation

        The Corporation does not believe that the performance-based nature of the compensation of the Named Executive Officers encourages excessive risk-taking by the Named Executive Officers that would potentially threaten the economic viability of the Corporation. Target compensation mix is not overly weighted toward annual incentive awards and represents a balance of cash, long-term equity based compensation vesting over three to five years and long-term performance based units vesting over three to five years. The principal performance based measure is the Corporation's ESO which depends on the Corporation's business and strategic plan. The Board has an active role in overseeing the Corporation's business and strategic plan and managing the associated risks in business operations and implementation of the strategic plan. The use of multiple long-term incentives provides balance to the compensation program and reduces the risk of excessive risk taking behavior.

        Each component of performance based compensation is subject to a maximum limit on the cash paid or the number of shares delivered. The performance criteria are designed to focus on performance metrics that deliver value to stockholders and that focus on the strength of the business. Further, as noted above, the Corporation has instituted stock ownership guidelines that require the Named Executive Officers to maintain a substantial ownership interest in the Corporation, further aligning their interests to those of other stockholders while mitigating the chance of excessive risk taking. In addition, the Corporation has adopted the Incentive Compensation Recoupment Policy for Executive Officers that provides that if an executive officer, including a NEO, receives incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such metric because of a material misstatement or inaccuracy, the Corporation may require such executive to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy.

Tax Compliance Policy

        Pursuant to Section 162(m) of the Code, compensation exceeding $1 million paid to the Corporation's CEO and the three other most highly compensated executive officers (other than the

CFO) generally may not be deducted by the Corporation. An exception is compensation that is performance based pursuant to criteria under a plan approved by the stockholders. The Stock Incentive Plan contains performance-based conditions and has been approved by stockholders so that awards may be granted under the Stock Incentive Plan that are not intended to be limited by Section 162(m) of the Code. The Compensation Committee has structured, where possible, awards to executive officers under the Corporation's Incentive Compensation Plan and long-term incentive program to qualify for the performance based exception. The Committee believes that stockholder interests are best served if the Compensation Committee's discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Such action may be necessary in order for the Corporation to meet competitive market pressures and to ensure that it is able to attract and retain top talent to lead the organization successfully.

Conclusion—The Corporation's Executive Compensation Program is Primarily Performance Based

        The Compensation Committee believes that the executive compensation program established and administered for the NEOs is primarily performance based and aligns the interests of the NEOs with the interests of the Corporation's stockholders.

        No cash awards were paid to the NEOs (including the CEO) under the Incentive Compensation Plan for 2011 because actual earnings from shipping operations for 2011 were below the threshold levels under such Plan. No discretionary cash bonuses for 2011 were paid to the CEO or the other NEOs. The base salaries of three NEOs (including the CEO) for 2011 remain frozen for at least the fifth consecutive year. The two other NEOs received salary increases for 2011 in connection with their promotions. The Compensation Committee decided to continue to freeze the base salaries of all the NEOs for 2012.

        Approximately 63% of the long-term equity awards for the NEOs for 2011 (which were granted in February 2012) are performance based. The stock options, which vest over three years, have an exercise price of $12.50, a premium over the $10.09 per share closing market price on the grant date. The value of the performance awards for 2011, which were granted in February 2012 and vest at the end of a three year performance period, is based on the change in market value of a share of common stock during the three year performance period, with an established threshold price of $12.50, a premium to the $10.09 per share closing market price on the grant date. The restricted stock granted to the NEOs vest over a four year period.

        The two long-term equity awards granted in October 2011 to the CEO in connection with his new employment letter agreement are performance based. The stock options, which vest after five years only if Mr. Arntzen remains continuously employed by the Corporation or its subsidiaries during such five year period have an exercise price of $22.50 per share, a premium to the $15.60 per share closing price on the grant date. Vesting of the RSUs depends on Mr. Arntzen's continuous employment by the Corporation or its subsidiaries during such five year period and on the trading average closing price of a share of common stock of the Corporation during any 30 consecutive day trading period in the five year performance period equaling $22.50 or more, a premium to the $15.60 per share market price on the grant date.

        The Compensation Committee believes that all of these actions and awards reflect a strong pay for performance philosophy that aligns the interests of the NEOs with the Corporation's stockholders.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, comprised entirely of independent directors, has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement (and be incorporated by reference into the Corporation's 2011 Annual Report on Form 10-K).

Compensation Committee:
Charles A. Fribourg, Chairman
Oudi Recanati
Thomas B. Coleman
Jean-Paul Vettier

        In accordance with the rules of the SEC, the report of the Compensation Committee does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act").

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table includes individual compensation information for services in all capacities for the Corporation and its subsidiaries by the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Morten Arntzen	2011	$900,000	$0	$3,098,858	$2,226,003	$0	$0	$85,976	$6,310,837
President and Chief	2010	900,000	0	1,275,011	425,004	0	0	103,817	2,703,832
Executive Officer	2009	900,000	500,000	0	0	0	0	89,082	1,489,082
Myles R. Itkin	2011	$660,000	$0	$230,054	$115,008	$0	$0	$82,987	$1,088,049
Executive Vice	2010	660,000	211,200	255,019	127,493	0	0	106,053	1,359,765
President, Chief	2009	660,000	237,600	0	0	0	0	91,930	989,530
Financial Officer and
Treasurer
Ian T. Blackley(4)	2011	$403,000	$0	$163,332	$81,675	$0	$0	$349,365	$997,372
Senior Vice President,	2010	375,000	135,000	159,994	80,003	0	0	372,527	1,122,524
Head of International	2009	375,000	135,000	0	0	0	0	151,652	661,652
Shipping Operations and
Managing Director of OSG
Ship Management (UK) Ltd.
Robert E. Johnston	2011	$575,000	$0	$160,043	$80,008	$0	$0	$60,281	$875,332
Senior Vice President	2010	575,000	87,700	195,040	97,497	0	0	92,465	1,047,702
and Head of US Flag	2009	575,000	200,000	0	0	0	0	178,175	953,175
Lois K. Zabrocky(5)	2011	$475,000	$0	$160,043	$80,008	$0	$0	$45,580	$760,631
Senior Vice President and	2010	400,000	148,000	195,060	97,488	0	0	52,370	892,918
Chief Commercial Officer	2009	375,000	166,000	0	0	0	0	47,890	588,890
of International Flag

(1)
For 2011, no discretionary bonuses were paid to any of the NEOs. For 2010 and 2009, this amount reflects discretionary bonuses paid to the NEOs (other than the CEO for 2010), to recognize their individual contributions made in such years even though the Corporation did not achieve its threshold ESO targets under the Incentive Compensation Plan. The CEO voluntarily refused a discretionary bonus for 2010 because of the Corporation's unsatisfactory performance for 2010.

(2)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718. For additional information about the valuation assumptions with respect to equity awards, see Note 13—Capital Stock and Stock Compensation in the Corporation's annual financial statements for 2011 contained in the Corporation's Annual Report on Form 10-K for 2011. The Compensation Committee approved equity awards for 2011 performance on February 23, 2012. See pages 31 - 32 of this proxy statement for information concerning such awards. In accordance with SEC disclosure rules, the awards are not included on this table because they were not made in 2011. For Mr. Arntzen, the total stock awards and options awards includes $1,861,320 and $1,813,500, respectively, granted on October 12, 2011 in connection with the signing of a new letter employment agreement between the Corporation and Mr. Arntzen and an amended and restated Change of Control Protection Agreement between the Corporation and Mr. Arntzen. See pages 47 - 48 of this proxy statement for information about such agreements. For the performance units granted on February 23, 2011, this amount reflects the grant date value of a payout if performance is achieved (i.e. a payout of 100% of the performance units granted) as follows: Mr. Arntzen—$825,020 , Mr. Itkin—$115,024, Mr. Blackley—$81,666, Mr. Johnston—$80,018 and Ms. Zabrocky—$80,018. The total stock awards number includes the value of restricted stock and performance units granted on February 23, 2011 at target. If the maximum performance is achieved (i.e. a payout of 200% of the performance units granted assuming that the stock price is 200% of the grant date price of $34.90 per share and no dividends are paid during the performance period), the value for each NEO with respect to such performance units would be: Mr. Arntzen—$2,865,709, Mr. Itkin—$399,535, Mr. Blackley—$283,667, Mr. Johnston—$277,944 and Ms. Zabrocky—$277,944.

(3)
See All Other Compensation Table below for additional information.

(4)
Mr. Blackley's salary increase for 2011, his first salary increase since 2005, was based in part on his contributions to the Corporation since his promotion in 2009 to Senior Vice President and Head of International Shipping Operations.

(5)
Ms. Zabrocky's salary increase for 2011 was based on her promotion to Chief Commercial Officer, International Flag strategic business units. Ms. Zabrocky was a member of senior management of the Corporation for 2009 and 2010 but was not an NEO for those years.

 ALL OTHER COMPENSATION TABLE

        The following table describes each component of the All Other Compensation column for 2011 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Qualified Defined Contribution Plan (2)	Nonqualified Defined Contribution Plan (3)	Life Insurance Premiums (4)	Other (5)	Total
Morten Arntzen	$14,700	$9,973	$26,200	$5,098	$30,005	$85,976
Myles R. Itkin	$14,700	$10,562	$25,048	$16,274	$16,403	$82,987
Ian T. Blackley	$14,700	$9,872	$11,720	$2,358	$310,715	$349,365
Robert E. Johnston	$14,700	$10,463	$16,709	$4,463	$13,946	$60,281
Lois K. Zabrocky	$5,820	$9,800	$12,120	$2,358	$15,482	$45,580

(1)
Constitutes the Corporation's matching contributions under the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Constitutes the Corporation's four percent contributions under the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Constitutes the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(4)
Life insurance premiums represent the cost of term life insurance paid on behalf of the NEO.

(5)
Other includes (i) $250,750 paid to reimburse Mr. Blackley, a United States citizen, for the amount of income taxes he is required to pay to the United Kingdom tax authorities, a payment know as tax equalization ($339,353 was paid which was partially offset by a refund of $88,603), (ii) fees of $16,632 paid in 2011 to an accounting firm selected by the Corporation to prepare Mr. Blackley's income tax returns and calculate the tax equalization amount, and (iii) a housing allowance of $26,308, based on an arrangement effective April 2011 to pay an annual housing allowance to Mr. Blackley of $36,000, which are described on page 50 of this proxy statement. Other also includes for each NEO the following amounts under plans and arrangements generally maintained by the Corporation for all employees (other than "umbrella" liability insurance coverage): (a) medical coverage premiums of $11,769 for Messrs. Arntzen, Itkin and Ms. Zabrocky, $14,146 for Mr. Blackley and $11,121 for Mr. Johnston; (b) long term disability plan premiums of $16,431 for Mr. Arntzen, $2,829 for Mr. Itkin, $1,794 for Mr. Blackley, $1,420 for Mr. Johnston and $1,909 for Ms. Zabrocky; (c) $720 paid under the Corporation's Transportation Program, a tax-free, commuter subsidy program for employees located in New York (Messrs. Johnston and Blackley are not eligible for this program); (d) a premium for each NEO of $1,085 for "umbrella" liability insurance coverage in the amount of $10,000,000; and (e) a gym reimbursement of $320 for Mr. Johnston.

GRANTS OF PLAN-BASED AWARDS

        The following table lists the grants made in fiscal 2011 under the Corporation's Incentive Compensation Plan and the Corporation's Stock Incentive Plan, the Corporation's only incentive award plans. Equity awards with respect to fiscal 2011 were made by the Compensation Committee on February 23, 2012 as described in the Compensation Discussion and Analysis section on pages 31-32 of this proxy statement and will be disclosed in next year's Grants of Plan-Based Awards table.

									All Other Stock Awards: Number of Shares of Stock or Stock Units (2)(#)
					Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3) (4)						All Other Option Awards: Number of Securities Underlying Options (2)(#)			Grant Date Fair Value of Stock and Option Awards (3)
													Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					Threshold (#)	Target (#)		Maximum (#)
Name	Grant Date	Threshold	Target	Maximum
Morten Arntzen	3/14/2011	$1,170,000	$1,620,000	$2,160,000	—	—		—	—		—		—	—
	2/23/2011	—	—	—	—	—		—	11,820	(5)	—		—	$412,518
	2/23/2011	—	—	—	—	—		—	—		41,086	(6)	$34.90	$412,503
	2/23/2011	—	—	—	10,264	20,528		41,056	—		—		—	$825,020
	10/12/2011	—	—	—	—	177,778	(7)	—	—		—		—	$1,861,300
	10/12/2011	—	—	—	—	—		—	—		450,000	(8)	$22.50	$1,813,500
Myles R. Itkin	3/14/2011	$429,000	$594,000	$792,000	—	—		—	—		—		—	—
	2/23/2011	—	—	—	—	—		—	3,296	(5)	—		—	$115,030
	2/23/2011	—	—	—	—	—		—	—		11,455	(6)	$34.90	$115,008
	2/23/2011	—	—	—	1,431	2,862		5,724	—		—		—	$115,024
Ian T. Blackley	3/14/2011	$272,025	$342,550	$483,600	—	—		—	—		—		—	—
	2/23/2011	—	—	—	—	—		—	2,340	(5)	—		—	$81,666
	2/23/2011	—	—	—	—	—		—	—		8,135	(6)	$34.90	$81,675
	2/23/2011	—	—	—	1,016	2,032		4,064	—		—		—	$81,666
Robert E. Johnston	3/14/2011	$388,125	$488,750	$690,000	—	—		—	—		—		—	—
	2/23/2011	—	—	—	—	—		—	2,293	(5)	—		—	$80,026
	2/23/2011	—	—	—	—	—		—	—		7,969	(6)	$34.90	$80,008
	2/23/2011	—	—	—	996	1,991		3,982	—		—		—	$80,018
Lois K. Zabrocky	3/14/2011	$320,625	$403,750	$570,000	—	—		—	—		—		—	—
	2/23/2011	—	—	—	—	—		—	2,293	(5)	—		—	$80,026
	2/23/2011	—	—	—	—	—		—	—		7,969	(6)	$34.90	$80,008
	2/23/2011	—	—	—	996	1,991		3,982	—		—		—	$80,018

(1)
Awards made under the Corporation's Incentive Compensation Plan.

(2)
Awards made under the Corporation's Stock Incentive Plan.

(3)
For a discussion of the assumptions made in determining the fair value on the grant date of the stock option awards, see Note 13—Capital Stock and Stock Compensation to the Corporation's audited financial statements for 2011 contained in the Corporation's Annual Report on Form 10-K for 2011.

(4)
Reflects performance units that convert at the end of the three year performance period beginning on the grant date of February 23, 2011 into a number of shares of common stock equal to the product of (i) the number of performance units granted times (ii) the fraction whose numerator is the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period provided that if such average is less than $17.45 (50% of the price of a share of common stock on the grant date) the numerator is zero and if such average is more than $69.80 (200% of the price of a share of common stock on the grant date) the numerator is $69.80 and the denominator is $34.90 (the price of a share of common stock on the grant date). The performance units accrue dividends during the performance period at the same time and in the same amount as dividends are payable on shares of Common Stock, which performance unit dividends are payable in the form of additional performance units and vest at the end of the performance period (and thus are not paid unless the performance measure is satisfied).

(5)
Reflects restricted stock awards that vest in four equal annual installments as described on page 31 of this proxy statement.

(6)
Reflects stock option awards that vest in three equal annual installments as described on page 31 of this proxy statement.

(7)
Reflects performance based restricted stock units ("RSUs") that convert into an equal number of shares of common stock of the Corporation if (i) during any 30 consecutive trading day period from October 12, 2011 through October 12, 2016 the trailing average closing price of a share of common stock of the Corporation is $22.50 or more and (ii) Mr. Arntzen remains continuously employed by the Corporation or any of its affiliates through October 12, 2016. The RSUs have no voting rights and may not be transferred or disposed of. There will be credited to a dividend book entry account on behalf of Mr. Arntzen with respect to his RSUs the same cash dividend as is paid on shares of common stock from the grant date of the RSUs. Such dividends will be held uninvested and without interest and paid in cash to Mr. Arntzen if and when the RSUs vest (but will not be paid if the RSUs do not vest—if the performance conditions are not met).

(8)
These options have an exercise price of $22.50 per share which price exceeded the closing price of $15.60 per share on the grant date. These options become exercisable on October 12, 2016 provided Mr. Arntzen has been in the continuous employ of the Corporation or its affiliates through such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information as of December 31, 2011 concerning the holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested option and stock awards. Awards of options vest in three equal annual installments commencing one year after the date of the option grant. Awards of restricted stock vest in four equal annual installments commencing one year after the date of the stock award. The market value of the stock awards is based on the closing market price of the Corporation's Common Stock as of December 31, 2011, which was $10.93 per share. Additional information regarding these awards is included in the Compensation Discussion and Analysis on pages 30-32 of this proxy statement.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Morten Arntzen	100,000	—		—	$35.70	01/19/2014	—		—	—	—
	12,902	—		—	$52.40	01/12/2015	—		—	—	—
	44,791	—		—	$49.05	01/18/2016	—		—	—	—
	86,806	—		—	$55.03	01/10/2017	—		—	—	—
	—	73,135	(1)	—	$63.44	02/15/2017	—		—	—	—
	—	—		—	—	—	23,645	(2)	$258,440	—	—
	65,502	—		—	$64.92	01/10/2018	—		—	—	—
	112,936	—		—	$40.95	12/17/2018	—		—	—	—
	10,470	20,942	(3)	—	$43.40	02/23/2020	—		—	—	—
	—	41,086	(4)	—	$34.90	02/23/2021	—		—	—	—
	—	450,000	(5)	—	$22.50	10/12/2021	—		—	—	—
	—	—		—	—	—	—		—	177,778	$1,943,114	(6)
										—
	—	—		—	—	—	30,502	(7)	$333,387	—	—
	—	—		—	—	—	—		—	8,106	$88,599	(8)
	—	—		—	—	—	—		—	10,264	$112,186	(9)
Myles R. Itkin	6,244	—		—	$52.40	01/12/2015	—		—	—	—
	19,294	—		—	$49.05	01/18/2016	—		—	—	—
	23,148	—		—	$55.03	01/10/2017	—		—	—	—
	18,559	—		—	$64.92	01/10/2018	—		—	—	—
	21,817	—		—	$40.95	12/17/2018	—		—	—	—
	3,141	6,282	(3)	—	$43.40	02/23/2020	—		—	—	—
	—	11,455	(4)	—	$34.90	02/23/2021	—		—	—	—
	—	—		—	—	—	8,108	(10)	$88,620	—	—
	—	—		—	—	—	—		—	1,216	$13,291	(8)
	—	—		—	—	—	—		—	1,431	$15,641	(9)
Ian T. Blackley	935	—		—	$52,40	01/12/2015	—		—	—	—
	3,445	—		—	$49.05	01/18/2016	—		—	—	—
	10,127	—		—	$55.03	01/10/2017	—		—	—	—
	6,823	—		—	$64.92	01/10/2018	—		—	—	—
	6,930	—		—	$40.95	12/17/2018	—		—	—	—
	1,971	3,942	(3)	—	$43.40	02/23/2020	—		—	—	—
	—	8,135	(4)	—	$34.90	02/23/2021	—		—	—	—
	—	—		—	—	—	4,617	(11)	$50,464	—	—
	—	—		—	—	—	—		—	763	$8,340	(8)
	—	—		—	—	—	—		—	1,016	$11,105	(9)
Robert E. Johnston	4,451	—		—	$52.40	01/12/2015	—		—	—	—
	17,227	—		—	$49.05	01/18/2016	—		—	—	—
	17,361	—		—	$55.03	01/10/2017	—		—	—	—
	13,883	—		—	$64.92	01/10/2018	—		—	—	—
	16,684	—		—	$40.95	12/17/2018	—		—	—	—
	2,402	4,804	(3)	—	$43.40	02/23/2020	—		—	—	—
	—	7,969	(4)	—	$34.90	02/23/2021	—		—	—	—
	—	—		—	—	—	5,953	(12)	$65,066	—	—
	—	—		—	—	—	—		—	930	$10,165	(8)
	—	—		—	—	—	—		—	996	$10,866	(9)
Lois K. Zabrocky	884	—		—	$52.40	1/12/2015	—		—	—	—
	3,445	—		—	$49.05	01/18/2016	—		—	—	—
	11,574	—		—	$55.03	01/10/2017	—		—	—	—
	12,009	—		—	$64.92	01/10/2018	—		—	—	—
	16,684	—		—	$40.95	12/17/2018	—		—	—	—
	2,402	4,804	(3)	—	$43.40	02/23/2020	—		—	—	—
	—	7,969	(4)	—	$34.90	02/23/2021	—		—	—	—
	—	—		—	—	—	5,819	(13)	$63,602	—	—
	—	—		—	—	—	—		—	930	$10,165	(8)
	—	—		—	—	—	—		—	996	$10,886	(9)

(1)
These options vested on February 15, 2012.

(2)
These shares of restricted stock vested on February 15, 2012.

(3)
One-half of these options became vested and exercisable on February 23, 2012 and one half will become vested on February 23, 2013.

(4)
One-third of these options became vested and exercisable on February 23, 2012, and one third of these options become vested and exercisable on each of February 23, 2013 and February 23, 2014.

(5)
These premium priced options vest on October 12, 2016 if Mr. Arntzen remains in the continuous employ of the Corporation or its affiliates through such date.

(6)
The payout value for these RSUs assumes the performance criteria for the RSUs were achieved as of the last day of fiscal 2011. The RSUs vest and convert into an equal number of shares of common stock if during any 30 consecutive trading day period from October 12, 2011 through October 12, 2016 the trailing average closing price of a share of common stock of the Corporation is $22.50 or more and if Mr. Arntzen remains continuously employed by the Corporation or any of its affiliates through October 12, 2016.

(7)
Of these shares of restricted stock, 4,621 shares vested on January 10, 2012, 5,403 shares vested on February 23, 2012, 6,716 shares will vest on December 17, 2012, 5,403 shares will vest on each of February 23, 2013 and February 23, 2014 and 2,956 shares will vest on February 23, 2015.

(8)
The payout value for these performance units assumes that criteria for the RSUs were achieved at the threshold level as of the last day of fiscal 2011. These performance units convert at the end of the three year performance period beginning on the grant date of February 23, 2010 into a number of shares of common stock based on the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period using the same formula as described in note 4 on page 42 of this proxy statement except that the grant date is February 23, 2010 and replacing in such note $17.45 with $21.70, $69.80 with $86.80 and $34.90 with $43.40.

(9)
The payout value for these performance units assumes that criteria for the RSUs were achieved at the threshold level as of the last day of fiscal 2011. These performance units convert at the end of the three year performance period beginning on the grant date of February 23, 2011 into a number of shares of common stock based on the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period as described in note 4 on page 42 of this proxy statement.

(10)
Of these shares of restricted stock, 1,310 shares vested on January 10, 2012, 1,559 shares vested on February 23, 2012, 1,298 shares will vest on December 17, 2012, 1,559 shares will vest on each of February 23, 2013 and February 23, 2014 and 823 shares will vest on February 23, 2015.

(11)
Of these shares of restricted stock, 482 shares vested on January 10, 2012, 1,046 shares vested on February 23, 2012, 412 shares will vest on December 17, 2012, 1,046 shares will vest on each of February 23, 2013 and February 23, 2014 and 585 shares will vest on February 23, 2015.

(12)
Of these shares of restricted stock, 982 shares vested on January 10, 2012, 1,135 shares vested on February 23, 2012, 992 shares will vest on December 17, 2012, 1,135 shares will vest on each of February 23, 2013 and February 23, 2014 and 574 shares will vest on February 23, 2015.

(13)
Of these shares of restricted stock, 848 shares vested on January 10, 2012, 1,135 shares vested on February 23, 2012, 992 shares will vest on December 17, 2012, 1,135 shares will vest on each of February 23, 2013 and February 23, 2014 and 574 shares will vest on February 23, 2015.

 OPTION EXERCISES AND STOCK VESTED

        The following table provides information on vesting of restricted stock to the Named Executive Officers in 2011. There were no stock options exercised by the Named Executive Officers in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Morten Arntzen(1)	—	—	20,599	$567,466
Myles R. Itkin(2)	—	—	5,158	$152,472
Ian T. Blackley(3)	—	—	2,148	$66,742
Robert E. Johnston(4)	—	—	3,898	$114,888
Lois K. Zabrocky(5)	—	—	3,309	$93,236

(1)
Mr. Arntzen acquired 11,436 shares of common stock with a market price of $36.76 on January 10, 2011, 2,448 shares of common stock with a market price of $34.90 on February 23, 2011, and 6,715 shares of common stock with a market price of $9.18 on December 17, 2011, all as a result of the lapse of vesting restrictions on these shares.

(2)
Mr. Itkin acquired 3,127 shares of common stock with a market price of $36.76 on January 10, 2011, 734 shares of common stock with a market price of $34.90 on February 23, 2011, and 1,297 shares of common stock with a market price of $9.18 on December 17, 2011, all as a result of the lapse of vesting restrictions on these shares.

(3)
Mr. Blackley acquired 1,276 shares of common stock with a market price of $36.76 on January 10, 2011, 460 shares of common stock with a market price of $34.90 on February 23, 2011, and 412 shares of common stock with a market price of $9.18 on December 17, 2011, all as a result of the lapse of vesting restrictions on these shares.

(4)
Mr. Johnston acquired 2,345 shares of common stock with a market price of $36.76 on January 10, 2011, 561 shares of common stock with a market price of $34.90 on February 23, 2011, and 992 shares of common stock with a market price of $9.18 on December 17, 2011, all as a result of the lapse of vesting restrictions on these shares.

(5)
Ms. Zabrocky acquired 1,756 shares of common stock with a market price of $36.76 on January 10, 2011, 561 shares of common stock with a market price of $34.90 on February 23, 2011, and 992 shares of common stock with a market price of $9.18 on December 17, 2011, all as a result of the lapse of vesting restrictions on these shares.

NONQUALIFIED DEFERRED COMPENSATION

        The following table provides information with respect to the deferral of compensation on a non-tax qualified basis to the Supplemental Plan for each NEO in 2011.

Name	Executive Contributions in 2011	Corporation Contributions in 2011(1)	Aggregate Earnings/Losses in 2011(2)	Aggregate Withdrawals/ Distributions in 2011(2)	Aggregate Balance at December 31, 2011(3)
Morten Arntzen	—	$26,200	$(22,565)	—	$1,061,057
Myles R. Itkin	—	$25,048	$(15,116)	—	$3,049,715
Ian T. Blackley	—	$11,720	$(4,477)	—	$190,706
Robert E. Johnston	—	$16,709	$(362,495)	—	$5,754,127
Lois K. Zabrocky	—	$12,120	$(14,037)	—	$149,243

(1)
Constitutes the Corporation's contribution under the Supplemental Plan for each NEO. These are the same amounts as provided in the All Other Compensation Table under the column titled Nonqualified Defined Contribution Plan.

(2)
Constitutes the aggregate losses for each NEO on the Officer's account balance under the Supplemental Plan. Such losses are not included in the Summary Compensation Table.

(3)
Constitutes the aggregate balance under the Supplemental Plan for each NEO at fiscal year end.

AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

        The Corporation has entered into an employment letter agreement with the CEO. The Corporation has also entered into Change of Control Protection Agreements with each of the NEOs and adopted the Severance Plan which covers the NEOs other than the CEO. The employment agreement with the CEO and the Severance Plan are designed to offer the NEOs protection against a possible loss of income if their employment is terminated without Cause or for Good Reason (as defined) and not in connection with a Change of Control. The term Cause as defined in such agreements and the Severance Plan generally means (i) the NEO's willful misconduct involving the Corporation or its assets, business or employees or in the performance of the NEO's duties which materially injure the Corporation, (ii) the NEO's indictment for, or conviction of (or plea of guilty or nolo contendere to), a felony or, certain other crimes, (iii) the NEO's continued and substantial failure to perform the NEO's duties with the Corporation which failure continues for a period of at least ten (10) days after written notice thereof from the Corporation, (iv) the NEO's breach of any material provision of any agreement with the Corporation, which breach, if curable is not cured within ten (10) days after written notice from the Corporation or (v) the NEO's failure to attempt in good faith to promptly follow a written direction of the Board or, other than Mr. Arntzen's agreements, a more senior officer.

  Employment Agreement

        The Corporation and Mr. Arntzen are parties to an employment letter agreement dated October 12, 2011 which provides the terms of Mr. Arntzen's continued employment by the Corporation and supersedes and replaces the employment letter agreement dated as of January 19, 2004, as amended, between the Corporation and Mr. Arntzen. The agreement provides that Mr. Arntzen will continue to serve as President and CEO of the Corporation at a base salary of no less than $900,000 per year (which may be reduced by up to 15% if there is an across-the-board reduction that is generally applicable to all employees of the Corporation). If the Corporation terminates Mr. Arntzen's employment without Cause or Mr. Arntzen resigns with Good Reason (as defined in the agreement) prior to October 12, 2016, then, upon Mr. Arntzen's signing and not revoking a general release, the

Corporation shall pay him two years of base salary, a pro-rata portion of his annual bonus for the year in which such termination occurs based on actual results for such year and continued health care coverage for up to 18 months. Mr. Arntzen is eligible for an annual cash bonus under the Incentive Compensation Plan, which bonus is targeted at 180% of his annual base salary and will be based on performance goals determined for each year by the Compensation Committee. Mr. Arntzen is also eligible for equity awards as determined by the Compensation Committee. The term Good Reason (as used in Mr. Arntzen's employment letter agreement) generally means (i) any material diminution in Mr. Arntzen's position, duties, responsibilities, or authority or assignment to him of duties and responsibilities materially inconsistent with his position, (ii) any reduction in annual base salary (other than as described above with respect to an across-the-board reduction), (iii) relocation of his principal business location to an area outside of a 50 mile radius of both the Corporation's current principal business location and his current principal residence, (iv) any material breach by the Corporation of any material provision of the employment letter agreement, (v) the failure of the Board to nominate or re-nominate him as a member of the Board or elect or re-elect him as President and CEO or his removal from any such position (if not for Cause), or (vi) the failure of an acquiror of all or substantially all of the assets or business of the Corporation to assume the Corporation's obligations under the employment letter agreement.

  Change of Control Protection Agreements

        The Corporation and Mr. Arntzen are parties to an Amended and Restated Change of Control Protection Agreement dated October 12, 2011 that amends and restates an agreement that was scheduled to expire in January 2012. The agreement provides that if there is a Change of Control on or prior to October 12, 2016, Mr. Arntzen will be entitled to certain payments and benefits upon a termination of his employment (whether voluntary or involuntary) for any time within two years after the Change of Control or upon termination of his employment by the Corporation without Cause or by Mr. Arntzen with Good Reason within 90 days prior to the Change of Control. Upon any such termination, Mr. Arntzen will be entitled to payment of incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect. If such termination is without Cause or for Good Reason, subject to Mr. Arntzen signing a waiver and release of any claims he may have against the Corporation, Mr. Arntzen will also be entitled to receive (i) three times his annual salary plus his target annual incentive compensation in effect immediately prior to his termination; (ii) an amount equal to 36 months of additional employer contributions under any qualified or nonqualified defined contribution plan or arrangement maintained by the Corporation applicable to Mr. Arntzen; (iii) an annual bonus for the year in which Mr. Arntzen's employment is terminated based on the actual results for such year and pro rated based on the portion of the year Mr. Arntzen was employed; (iv) three years of continued coverage for Mr. Arntzen and his dependents under the Corporation's health plan and for Mr. Arntzen under the Corporation's life insurance plan; and (v) vesting of any outstanding equity awards in accordance with the terms and conditions of the applicable plan and award agreement. In addition, if and to the extent that payments, benefits and other amounts received by Mr. Arntzen as a result of a Change of Control that are subject to excise tax ("parachute payments" under Section 280G of the Code) exceed the Section 280G safe harbor threshold, the amounts to be paid to Mr. Arntzen will be reduced or "cutback", to an amount that would result in no excise tax being due but only if the reduced payments, benefits and other amounts (after tax) would be greater than the unreduced amounts less the payment by Mr. Arntzen of applicable excise and other taxes. There is no gross up payment to Mr. Arntzen if the Section 280G safe harbor threshold is exceeded. The Amended and Restated Change of Control Protection Agreement is substantially similar to the agreement it replaced except that the new agreement reduced to 90 days from 120 days the pre-Change of Control protection period to conform with the Change of Control Protection Agreements of the other NEOs and, to conform to current best pay practices, the new agreement eliminated any gross up on any excise tax under Section 280G of the Code with respect to any payments or benefits received in connection with a Change of Control.

        The Corporation also is party to an Amended and Restated Change of Control Protection Agreement, dated as of January 1, 2012, with each of Messrs. Itkin, Blackley, Johnston and Ms. Zabrocky each providing that if there is a Change of Control on or prior to December 31, 2014 and the NEO's employment with the Corporation is terminated by the Corporation without Cause or by the executive for Good Reason at any time within two years after the Change of Control or if a Change of Control takes place within 90 days after the NEO is terminated in an Anticipatory Termination (as defined in the Agreement), the NEO will receive the following payments and benefits from the Corporation: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) two times the sum of (x) the NEO's annual base salary rate in effect immediately prior to his termination plus (y) the NEO's highest target annual incentive compensation in effect immediately prior to his termination; (iii) an amount equal to 24 months of additional employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement maintained by the Corporation, applicable to the NEO; (iv) an annual bonus for the year in which the NEO's employment is terminated based on the actual results for such year and pro rated based on the portion of the year the NEO was employed; (v) continued health care benefits for up to 24 months; and (vi) vesting of outstanding equity awards in accordance with the terms and conditions of the applicable plan and award agreement. If and to the extent that the NEO receives "parachute payments" as a result of the Change of Control, the amounts to be paid to the NEO will be reduced or "cutback" as described above with respect to Mr. Arntzen. There is no gross up payment to the NEO if the Section 280G safe harbor threshold is exceeded.

        Messrs. Itkin, Blackley and Johnston, and Ms. Zabrocky have also agreed under such agreements that during the term of the NEO's employment with the Corporation and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation and (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the NEO was involved during the NEO's employment. During the NEO's employment and, if the NEO is receiving payments under the agreement, for the one year period following the termination of the NEO's employment with the Corporation, the NEO will not compete with any business conducted by the Corporation, will not solicit any employee of the Corporation to leave the employ of the Corporation and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity.

        The Amended and Restated Change of Control Protection Agreements for the four NEOs replaced Change of Control Protection Agreements that expired on December 31, 2011 and are substantially similar to the agreements they replaced except that to conform to current best pay practices, the new agreements eliminated any gross up on any excise tax under Section 280G of the Code with respect to any payments or benefits received in connection with a Change of Control.

  Severance Plan

        The Severance Plan originally became effective on January 1, 2006 and will continue until terminated on not less than one year's notice to the NEOs then participating in the Severance Plan. The Severance Plan provides that if employment with the Corporation is terminated without Cause, the NEO will receive the following payments and benefits: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the then applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) an amount equal to the NEO's monthly base salary rate in effect prior to the termination for 24 months after the NEO's employment terminates; (iii) a pro-rata portion of the NEO's annual bonus for the year in which the NEO's termination occurs based on actual results for such year; and (iv) continued health care coverage for up to 18 months.

        Pursuant to the Severance Plan, Messrs. Itkin, Blackley, Johnston and Ms. Zabrocky each agreed that during the term of the NEO's employment and thereafter the NEO shall (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation, (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the NEO was involved during the NEO's employment and (iii) not disparage the Company or its employees, officers, directors, products or services. During the NEO's employment and for the one year period following the termination of the NEO's employment with the Corporation, the NEO will not compete with any material business conducted by the Corporation on the date the NEO is terminated and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity. During the NEO's employment and for the two year period following the termination of the NEO's employment, the NEO will not solicit any employee of the Corporation to leave the employ of the Corporation.

  Tax Equalization Agreement and Housing Allowance Arrangement with Mr. Blackley

        The Corporation and Mr. Blackley are parties to a tax equalization agreement dated September 11, 2006 in connection with Mr. Blackley's relocation from New York to Newcastle, United Kingdom, under which the Corporation reimburses Mr. Blackley, a United States citizen, for the amount of income taxes he is required to pay the United Kingdom Inland Revenue Service. Mr. Blackley is responsible for paying his United States income taxes. The Corporation and Mr. Blackley are also parties to an arrangement pursuant to which the Corporation pays Mr. Blackley an annual housing allowance of $36,000 to compensate him for the continuing cost of maintaining a residence in Newcastle while continuing to have a home in New York.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

        In accordance with the rules of the SEC, the following table discloses the amounts that would have been payable to the NEOs upon termination of their employment or upon a change of control of the Corporation, in each case that occurred on December 31, 2011. Accordingly, the following table reflects the Change of Control Agreements with the NEOs other than the CEO in effect on that date and not the amended agreements that were effective as of January 1, 2012. The Change of Control Agreements in effect with such NEOs on December 31, 2011 provide for a gross up to cover excise taxes if "parachute payments" exceed 110% of the Section 280G safe harbor threshold but the new agreements that became effective on January 1, 2012 do not provide for excise tax gross-ups of any kind. No Named Executive Officer is currently eligible for normal retirement at age 65. The table excludes amounts payable pursuant to the Supplemental Executive Savings Plan and pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees, such as the Savings Plan. Under the change of control protection agreements, if an executive's employment is terminated for "Cause", then the executive will not receive any benefits or compensation other than any accrued salary or vacation pay that remained unpaid through the date of termination and, therefore, there is no presentation of termination for "Cause" in the table below.

Event(1)	Morten Arntzen	Myles R. Itkin	Ian T. Blackley	Robert E. Johnston	Lois K. Zabrocky
Involuntary Termination Without Cause or, with respect to Mr. Arntzen, voluntary with Good Reason—No Change of Control
Cash severance payment(2)	$1,800,000	$1,320,000	$806,000	$1,150,000	$950,000
Health Benefits(3)	$18,222	$18,222	$18,222	$9,738	$18,222
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(5)	$537,009	$74,297	$45,187	$54,325	$54,325
Accelerated performance share units(6)	$0	$0	$0	$0	$0

Total	$2,355,231	$1,412,519	$869,409	$1,214,063	$1,022,547
Death
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(5)	$537,009	$74,297	$45,187	$54,325	$54,325
Accelerated performance share units(6)	$0	$0	$0	$0	$0

Total	$537,009	$74,297	$45,187	$54,325	$54,325
Disability
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(5)	$537,009	$74,297	$45,187	$54,325	$54,325
Accelerated performance share units(6)	$0	$0	$0	$0	$0

Total	$537,009	$74,297	$45,187	$54,325	$54,325
Change in Control with Involuntary Termination or Voluntary with Good Reason
Cash severance payment(7)	$7,560,000	$2,508,000	$1,491,100	$2,127,500	$1,757,500
Health Benefits(8)	$35,893	$24,112	$27,439	$13,134	$24,112
Retirement Benefits(9)	$384,300	$204,960	$89,044	$178,325	$99,700
Accelerated time-based stock options(10)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(10)	$541,316	$74,297	$45,187	$54,325	$54,325
Accelerated performance share units(10)	$0	$0	$0	$0	$0
Modified Gross-Up(11)	$0	$0	$0	$0	$0

Total	$8,521,510	$2,811,369	$1,652,771	$2,373,283	$1,935,637

Notes:

(1)
The values in this table reflect estimated payments associated with various termination scenarios; assumes a stock price of $10.93 (the closing price of the Corporation's common stock on December 31, 2011, the last day in the fiscal year on which the Corporation's common stock was traded (the "Year End Closing Price")). The table includes all outstanding grants through the assumed termination date of December 31, 2011. Actual values will vary based on changes in the price of the Corporation's common stock.

(2)
Cash severance equal to two times the NEO's annual salary.

(3)
Continued healthcare coverage for up to 18 months.

(4)
Under the Stock Incentive Plan, all unvested time-based options are forfeited upon an involuntary termination, death, Disability or retirement except for grants made on February 15, 2007 and October 21, 2011 to Mr. Arntzen. These two stock option grants will vest based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability.

(5)
Under the Stock Incentive Plan, only unvested time-based restricted stock awarded in 2006 and later accelerates upon an involuntary termination or termination due to death, Disability or retirement. The time-based restricted stock award granted to Mr. Arntzen on February 17, 2007, which vested on February 15, 2012, would have vested only based on the period of service from the grant date through the termination date if Mr. Arntzen's employment would have been terminated due to involuntary termination, death or Disability prior to February 15, 2012. The value represents the Year End Closing Price multiplied by the number of shares that vest. All other unvested restricted stock would have been forfeited.

(6)
All of the NEOs received performance share units in 2010 and 2011. Upon termination, the NEOs would receive a pro-rated portion of the award based on actual performance as of the termination date. Assuming a December 31, 2011 termination date, the award would have paid out at zero due to failure to meet the performance threshold. In addition, Mr. Arntzen received a performance-based restricted stock unit award on October 12, 2011 under the Stock Incentive Plan. As of December 31, 2011, the performance goal on this award had not been achieved. Therefore, the award would have been forfeited without payments upon the date of termination.

(7)
Cash severance for termination following a change of control is equal to the sum of the NEO's annual salary plus target annual bonus times the NEO's severance multiple as follows: three times for Mr. Arntzen and two times for Messrs. Itkin, Blackley and Johnston and Ms. Zabrocky.

(8)
Continued healthcare coverage for termination following a change of control for up to 36 months for Mr. Arntzen, and 24 months for Messrs. Itkin, Blackley and Johnston and Ms. Zabrocky.

(9)
Continued employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement equal to 36 months for Mr. Arntzen, and 24 months for Messrs. Itkin, Blackley and Johnston and Ms. Zabrocky.

(10)
Under the Stock Incentive Plan, all unvested options and restricted stock vest upon a change of control regardless of whether a termination has occurred. Note that an exception is made to Mr. Arntzen's performance-based restricted unit award granted on October 12, 2011, under which in the event of a Change of Control upon or following the achievement of the performance goal and prior to October 12, 2016, 100% of any earned RSUs under the award would vest upon the Change of Control and in the event of a Change of Control prior to the achievement of the performance goal and prior to October 12, 2016, then any RSUs under the award will not vest upon the Change of Control, but will remain outstanding subject to the terms of the award and the Stock Incentive Plan. As of December 31, 2011, the performance goal under this award had not been achieved. Therefore, the award would have been forfeited without payment upon the date of termination. The stock option value represents the intrinsic value (based on the Year End Closing Price) of unvested stock options that would vest in the event of a change of control. The restricted stock (including performance shares) value is equal to the number of shares that vest multiplied by the Year End Closing Price.

(11)
The Corporation would have provided a gross-up to cover excise taxes only if the "parachute payments" would have exceeded 110% of the Section 280G safe harbor threshold. None of the NEOs would have been subject to the excise taxes upon a Change of Control occurring on December 31, 2011. This provision was eliminated from the new agreements that became effective on January 1, 2012. The Corporation no longer provides excise tax gross-ups of any kind.

DIRECTOR COMPENSATION

        The Board of Directors believes that the fees that are paid to its non-management directors are reasonable and competitive with the fees paid to non-management directors of comparable companies. In order to demonstrate the Board's commitment to reducing the Corporation's general and administrative costs, the Board approved reductions in certain cash fees payable to the Corporation's non-management directors, effective for the one year periods from July 1, 2009 to June 30, 2010, from July 1, 2010 to June 30, 2011 and from July 1, 2011 to June 30, 2012, respectively. On December 31, 2011, the Board approved the following reductions or elimination in cash fees payable to the Registrant's non-employee directors during calendar 2012.

  •
  Elimination of meeting fees for members of the Board ($2,000 per meeting), Audit Committee ($2,000 per meeting), Compensation Committee ($1,500 per meeting—previously reduced from $2,000 per meeting) and Corporate Governance and Nominating Committee ($1,000 per meeting—previously reduced from $2,000 per meeting).

  •
  Elimination of the annual retainers for the Chairman of the Compensation Committee ($10,000) and for the Chairman of the Corporate Governance and Nominating Committee ($5,000—previously reduced from $7,500).

  •
  Reduction of the annual retainer, payable quarterly, for the Chairman of the Audit Committee from $15,000 to $10,000.

  •
  Reduction of the annual retainer, payable quarterly, for the nonexecutive Chairman of the Board to $83,333 (previously reduced from $125,000 to $112,500).

        During 2011, non-management directors received an annual retainer, payable quarterly, of $45,000 which reflects a $5,000 reduction in the retainer adopted in June 2009 which is scheduled to expire on June 30, 2012. During 2011, non-management directors also received a fee of $2,000 for each meeting of the Board of Directors they attended. The Chairmen of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee received an additional fee of $15,000 per year, $10,000 per year and $5,000 per year, respectively, payable quarterly. Each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee received meeting fees of $2,000, $1,500 and $1,000 respectively, for each Committee meeting the member attended.

        Under the 2004 Stock Incentive Plan, the Board has the discretion to grant various types of equity-based awards to non-employee directors. On June 7, 2011, the Board granted 3,766 restricted stock units to each continuing non-employee director of the Corporation under the 2004 Stock Incentive Plan, which units awarded to each director on the grant date had a market value of $99,987. Each restricted stock unit represents a contingent right to receive one share of Common Stock upon such non-employee director's termination of service as a Board member. One-quarter of the restricted stock units vest on each of (i) the earlier of (a) the first anniversary of the grant date and (b) the next annual meeting of the Corporation's stockholders and (ii) the second, third and fourth anniversaries of the grant date provided that if a non-employee director ceases to be a director on or after the first vesting date for any reason other than for Cause the non-employee director automatically vests in the remaining unvested restricted stock units. The restricted stock units have no voting rights, may not be transferred or otherwise disposed while the holder is a director and pay dividends in the form of additional restricted stock units at the same time dividends are paid on the Common Stock in an amount equal to the result obtained by dividing (i) the product of (x) the amount of units owned by the holder on the record date for the dividend on the Common Stock times (y) the dividend per share on the Common Stock by (ii) the closing price of a share of Common Stock on the payment date for the dividend on the Common Stock, which restricted stock units vest immediately upon payment.

        Effective July 1, 2008, the Board adopted the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") to provide an opportunity for directors of the Corporation who are not employees of the Corporation or a subsidiary to defer all or a portion of their "eligible director fees" in the form of cash. Such directors may elect to invest the deferred fees in a cash account and/or in Common Stock of the Corporation in the form of a unit measurement called a "phantom share." A phantom share is the equivalent of one share of the Corporation's common stock. The Corporation believes that the Deferred Compensation Plan enhances the Corporation's ability to attract and retain directors of outstanding competence.

        "Eligible director fees" invested in the cash account earn interest quarterly at a rate equal to the Corporation's then long-term borrowing rate under the Corporation's principal credit facility. Each phantom share is credited with the same cash dividend as is paid on a share of Common Stock at the same time such cash dividend is paid and is deemed reinvested in phantom shares (based on the fair market value of a share of common stock on the date the cash dividend is paid). Shares of Common Stock available for issuance under the Deferred Compensation Plan will be issued from treasury shares. For 2011, Messrs. Batkin, Coleman, Fribourg, Merkin, Oudi Recanati and Vettier elected to participate in the Deferred Compensation Plan.

        In December 2011, the Board requested that non-employee directors defer payment of all cash fees payable during 2012 pursuant to the Deferred Compensation Plan and all the members of the Board agreed to do so.

        The following table shows the total compensation paid to the Corporation's non-employee directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
G. Allen Andreas III	71,000	99,987	—	—	170,987
Alan R. Batkin	60,000	99,987	—	—	159,987
Thomas B. Coleman	70,500	99,987	—	—	170,487
Charles A. Fribourg	80,500	99,987	—	—	180,487
Stanley Komaroff	72,000	99,987	—	—	171,987
Solomon N. Merkin	59,000	99,987	—	—	158,987
Joel I. Picket	71,000	99,987	—	—	170,987
Ariel Recanati	71,000	99,987	—	—	170,987
Oudi Recanati	78,500	99,987	—	—	178,487
Thomas F. Robards	86,000	99,987	—	—	185,987
Jean-Paul Vettier	70,500	99,987	—	—	170,487
Michael J. Zimmerman	192,500	99,987	—	—	292,487

(1)
Consists of annual Board fees, Board Chairman and committee Chairman fees, and Board and committee meeting fees.

(2)
On June 7, 2011, each director was granted 3,766 restricted stock units under the 2004 Stock Incentive Plan having a fair market value on the date of grant of $99,987.

(3)
The following directors participated in the Deferred Compensation Plan for 2011 and deferred the amounts set forth next to their names: Messrs. Batkin—$60,000, Coleman—$70,500, Fribourg—$80,500, Merkin—$59,000, Oudi Recanati—$78,500 and Vettier—$35,250.

(4)
Under the Deferred Compensation Plan, each phantom share is credited with dividends payable in the form of additional phantom shares as described in the paragraph preceding this table.

        The table below shows for each nonemployee director the aggregate number of shares of Common Stock underlying unexercised options at December 31, 2011. All options were fully exercisable at December 31, 2011. At December 31, 2011, each nonemployee director held 7,396 unvested restricted stock units.

Name	Number of Securities Underlying Unexercised Options
G. Allen Andreas III	7,500
Alan R. Batkin	3,000
Thomas B. Coleman	8,500
Charles A. Fribourg	3,000
Stanley Komaroff	1,000
Solomon N. Merkin	3,000
Joel I. Picket	3,000
Ariel Recanati	2,000
Oudi Recanati	3,000
Thomas F. Robards	7,500
Jean-Paul Vettier	7,500
Michael J. Zimmerman	3,000

Director Stock Ownership Guidelines

        The Corporation encourages stock ownership by directors in order to more strongly align interests of directors with the long-term interests of the Corporation's stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation. The Corporate Governance Guidelines provide that each non-management director is expected to own shares of common stock (including restricted stock units convertible into shares of common stock and stock option holdings) with a market value of at least five times his or her annual base cash retainer (currently a minimum total market value of $225,000). New non-management directors have five years to achieve this target ownership threshold. Directors serving in March 2010, the time this ownership requirement was first adopted, have until March 2013 to achieve this target ownership level.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10 percent of the Corporation's Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the SEC. Based on material provided to the Corporation, all such reports were filed on a timely basis in 2011, except for filings reporting (i) a purchase of shares of Common Stock by Mrs. Yudith Yovel Recanati, a member of a group that holds more than 10% of the Common Stock, which was filed one day late, (ii) a gift of shares of Common Stock by Mr. Charles A. Fribourg, a director of the Corporation, to his wife which was filed approximately seven weeks late, (iii) the acquisition of shares of Common Stock by a family trust of which Mr. Ariel Recanati, a director of the Corporation, is a co-trustee in repayment of a loan from the trust, which was filed approximately four weeks late and (iv) the payment of shares of Common Stock constituting deferred director fees to each of Messrs. Thomas B. Coleman, Oudi Recanati and Jean-Paul Vettier, directors of the Corporation, which were filed approximately three weeks late due to an administrative oversight by the Corporation. The failure to file each of these reports timely was inadvertent.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers as independent registered public accounting firm for the Corporation and its subsidiaries for the year 2012, subject to the ratification of the stockholders at the Annual Meeting. If the appointment is not ratified by stockholders, the selection of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee.

        PricewaterhouseCoopers LLP, a well known and well qualified firm of public accountants, served as the independent registered public accounting firm of the Corporation for the past three years. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

        Audit Fees.    Audit fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2011 and 2010 for professional services rendered for the audit of the Corporation's annual financial statements for the year ended December 31, 2011 and 2010, the review of the financial statements included in the Corporation's Forms 10-Q, Sarbanes-Oxley Section 404 attestation procedures, statutory financial audits for the Corporation's subsidiaries as well as those services that only the independent registered public accounting firm reasonably could have provided and services associated with documents filed with the SEC and other documents issued in connection with securities offerings, were $1,212,043 and $1,033,207, respectively.

        Audit-Related Fees.    Audit-related fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2011 and 2010 for matters related to public offerings and accounting consultations related to accounting, financial reporting or disclosure matters, not classified as "Audit services", were $148,500 and $150,000, respectively.

        Tax Compliance Fees.    Total fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2011 and 2010 for tax compliance and preparation of domestic and foreign tax returns for the Corporation and its U.S. subsidiaries were $778,437 and $1,329,649, respectively. In 2010, such fees to PricewaterhouseCoopers LLP included preparation of tax returns for OSG America L.P. (a subsidiary of the Corporation that was publicly listed on the New York Stock Exchange through December 2009) and the preparation of U.S. Department of Treasury Form 1065 (Schedule K-1) for the limited partners of OSG America L.P. The Corporation has engaged another accounting firm to prepare certain of its foreign tax returns commencing in 2011, a service for which the Corporation incurred fees of approximately $53,000 in 2011 to PricewaterhouseCoopers LLP in connection with the finalization of certain prior years' returns.

        Other Tax Fees.    Total fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2011 for tax services other than tax compliance and preparation of tax returns, such as tax advice, planning or consulting were $50,943. During 2010, no fees for tax services other than tax compliance and preparation of tax returns were incurred to PricewaterhouseCoopers LLP.

        All Other Fees.    Total other fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2011 and 2010 were $1,960 and $13,633, respectively, substantially all of which were for advice in connection with a report of a nonfinancial nature.

        The Audit Committee considered whether the provision of services described above under "Tax Compliance Fees", "Other Tax Fees" and "All Other Fees" are compatible with maintaining PricewaterhouseCoopers LLP's independence. The Corporation does not believe that any reasonable concerns about the objectivity of PricewaterhouseCoopers LLP in conducting the audit of the Corporation's financial statements are raised as a result of the fees paid for non-audit-related services in 2011 (almost all of which were for tax preparation or tax compliance services).

        The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In each case, the Audit Committee sets a specific annual limit on the amount of such services the Corporation could obtain from its independent registered public accounting firm without seeking specific approval, and requires management to report each specific engagement to the Audit Committee on a quarterly basis.

AUDIT COMMITTEE REPORT

        Management has primary responsibility for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting and for preparation of the consolidated financial statements of the Corporation. The Corporation's independent registered public accounting firm is responsible for performing independent audits of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and the effectiveness of the Corporation's internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Board has adopted a written Audit Committee Charter which is posted on the Corporation's website at www.osg.com.

        In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and the Corporation's independent registered public accounting firm concerning the quality of the accounting principles, the reasonableness of significant judgments and the adequacy of disclosures in the financial statements. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with management and the Corporation's independent registered public accounting firm. The Audit Committee further discussed with the Corporation's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and PCAOB Accounting Standard No. 5, "An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements". The Audit Committee met six times during 2011. The members of the Audit Committee are considered to be independent because they satisfy the independent requirements for Board of Directors members prescribed by the NYSE listing standards and Rule 10A-3 under the 1934 Act.

        The Corporation's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence and considered the compatibility of nonaudit services with the registered public accounting firm's independence.

        The Committee also reviewed management's report on its assessment of the effectiveness of the Corporation's internal control over financial reporting and the Corporation's independent registered public accounting firm's report on the effectiveness of the Corporation's internal control over financial reporting.

        Based upon the Audit Committee's discussions with management and the Corporation's independent registered public accounting firm, the Audit Committee's review of the representations of management, the certifications of the Corporation's chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and the report and letter of the independent registered public accounting firm provided to the Audit

Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements and management's assessment of the effectiveness of the Corporation's internal control over financial reporting referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee: Thomas F. Robards, Chairman G. Allen Andreas, III Joel I. Picket Ariel Recanati

        In accordance with the rules of the SEC, the Audit Committee report does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required, by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), stockholders are being provided the opportunity to cast an advisory vote on the compensation of the Named Executive Officers for 2011 as described on pages 18-39 of this proxy statement in the section titled "Executive Compensation", including the Compensation Discussion and Analysis.

        As more fully described in the Compensation Discussion and Analysis, the Corporation's executive compensation program is designed to promote the following objectives:

  •
  Retain, motivate, attract, reward and develop high quality, high performing executives who are effective leaders and encourage their long-term tenure with the Corporation so that their talent and expertise should enable the Corporation to create long-term stockholder value;

  •
  Compensate executives directly based upon the value of their individual contributions in achieving corporate goals and objectives;

  •
  Align incentive compensation with performance measures that motivate executives to maximize stockholder value; and

  •
  Structure total compensation to reward both short-term results and long-term strategic contributions necessary for sustained business performance based on the traditional compensation elements of base salary, annual cash incentives, long-term equity awards and employee benefits but placing a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the form of annual cash incentives and equity awards which vest over a multi-year period.

        The Compensation Committee and the Board of Directors believe that the design of the executive compensation program, and hence the compensation awarded to the Named Executive Officers, fulfills these objectives.

        Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement and the accompanying compensation tables and narrative which describe in detail how the Corporation's compensation policies and procedures implement the Corporation's compensation philosophy and disclose the compensation paid to the Named Executive Officers for 2011.

        Accordingly, at the Annual Meeting of Stockholders, stockholders will be asked to vote on the following resolution:

          RESOLVED, that the stockholders of the Corporation hereby approve, in an advisory vote, the compensation of the Named Executive Officers for 2011 as described in the Compensation

  Discussion and Analysis section and in the accompanying compensation tables and narrative in the Corporation's Proxy Statement for the 2012 Annual Meeting of Stockholders.

        As an advisory vote, the results of the vote will not be binding on the Board of Directors or the Corporation. However, the Board and the Compensation Committee value the opinion of the Corporation's stockholders and will consider the outcome of the vote when making future decisions on the compensation of the Named Executive Officers and the Corporation's executive compensation principles, policies and procedures. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the resolution.

        The Board of Directors recommends that stockholders vote "FOR" advisory approval of the resolution set forth above concerning the compensation of the Named Executive Officers for 2011 as disclosed in this proxy statement.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN

        Stockholders are being asked to approve an amendment and restatement, effective as of June 14, 2012 upon stockholder approval at the 2012 Annual Meeting (the "Restatement") of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan"), which was previously amended and restated as of June 2, 2010. The purpose of the Stock Incentive Plan is to enable the Corporation to offer employees, consultants and non-employee directors stock-based and other incentives in the Corporation, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Corporation's stockholders.

        The Stock Incentive Plan was initially adopted by the Board of Directors on April 20, 2004 and thereafter approved by stockholders at the 2004 Annual Meeting on June 1, 2004. The Board of Directors subsequently approved amendments and restatements of the Stock Incentive Plan, including an amendment and restatement of the Stock Incentive Plan, effective as of June 2, 2010, that was thereafter approved by stockholders at the 2010 Annual Meeting on June 2, 2010. The Restatement, which was approved by the Board of Directors on March 7, 2012, subject to, and to be effective upon, stockholder approval at the 2012 Annual Meeting, includes the following modifications:

  •
  Increase of the Aggregate Share Reserve.  The current aggregate share reserve of 5,665,000 shares of Common Stock under the Stock Incentive Plan will be increased by an additional 1,287,500 shares for a total share reserve of 6,952,500 shares of Common Stock under the Stock Incentive Plan. The Board of Directors believes that stock ownership by employees focuses employees on long-term performance and aligns such employees' financial interests with those of stockholders. The Board of Directors also believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of Common Stock remains available for issuance of equity incentives. Such equity incentives will enable the Corporation to attract and retain key employees, consultants and non-employee directors which is essential to the Corporation's long-term growth and financial success.

  •
  Use of Share Reserve.  The Restatement provides that awards granted under the Stock Incentive Plan that are measured in cash, including based on a change in the price of a share of Common Stock, and awards that may in the discretion of the committee that administers the Stock Incentive Plan (the "Committee") be settled in cash or stock, will not be deemed to use any shares of Common Stock under the Stock Incentive Plan for reference purposes or otherwise unless and until such award is settled in shares of Common Stock. Under the current Stock Incentive Plan such awards may be deemed to use shares at the time of grant.

  •
  Decrease of the "fungible" share limit.  In connection with the increase in the aggregate share reserve, the "fungible" share limit, which limits the number of "full-value awards" (e.g.,

    restricted stock) that may be granted under the Stock Incentive Plan by counting shares granted pursuant to full-value awards as multiple shares against the aggregate share reserve, will be decreased from 2.2 shares for every share granted to 1.93 shares for every share granted under a full-value award on or after March 1, 2012.

  •
  Share Recapture for tax withholding of "full-value" awards.  The Restatement provides that any share of Common Stock tendered by a participant or withheld by the Corporation to satisfy any tax withholding obligation after February 29, 2012 with respect to a full-value award will be added as 1.93 shares to the shares of Common Stock authorized for grant under the Stock Incentive Plan. The total number of shares of Common Stock available for awards will still be reduced by any shares of Common Stock tendered or withheld to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights.

  •
  Prohibition of Dividends on Stock Options and SARs.  The Restatement provides that, other than with respect to certain adjustments in connection with events affecting the Corporation's capital structure or business as described below, no stock option or stock appreciation right will provide the participant with the right to receive dividends or dividend equivalents on the shares of Common Stock covered by the award prior to exercise.

  •
  Term Extension.  The term of the Stock Incentive Plan is extended from June 2, 2020 until June 14, 2022.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Restatement. If the Restatement is not approved, the Stock Incentive Plan, as previously amended and restated as of June 2, 2010 will continue in effect. The Board of Directors recommends that the stockholders vote "for" the approval of the Restatement.

        The following description of the Stock Incentive Plan, as amended and restated by the Restatement, is a summary and is qualified in its entirety by reference to the Restatement, a copy of which is annexed to this proxy statement as Appendix A.

Administration

        The Stock Incentive Plan is administered by the Committee. The Compensation Committee of the Board of Directors of the Corporation (or such other committee of the Board of Directors appointed for purposes of administering the Stock Incentive Plan) serves as the Committee with respect to the application of the Stock Incentive Plan to employees and consultants and consists of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under Section 16(b) of the 1934 Act, Section 162(m) of the Code and the rules and regulations of the NYSE, a "non-employee director" as defined in Rule 16b-3, an "outside director" as defined under Section 162(m) of the Code and an "independent director" as defined under the rules and regulations of the NYSE. The Board of Directors (other than any member of the Board of Directors who is an employee of the Corporation or its affiliates) serves as the Committee with respect to the application of the Stock Incentive Plan to non-employee directors.

        The Committee has the full authority to administer and interpret the Stock Incentive Plan, to grant discretionary awards under the Stock Incentive Plan, to determine the persons to whom awards will be granted, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the Stock Incentive Plan), to determine the terms and conditions of awards, to prescribe the form of instruments evidencing awards and to make all other determinations and to take all such steps in connection with the Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

        The terms and conditions of individual awards will be set forth in written agreements consistent with the Stock Incentive Plan. Awards under the Stock Incentive Plan may not be made on or after the tenth anniversary of the approval of the Restatement by the stockholders (i.e. June 14, 2022), but awards granted prior to such date may extend beyond that date, except that awards (other than stock options or stock appreciation rights) that are intended to be "performance-based" under Section 162(m) of the Code will not be made on or after the first stockholders' meeting in 2015 unless stockholders re-approve the performance goals set forth in the Stock Incentive Plan as described below or approve other designated performance criteria at or prior to the first stockholders' meeting in 2015.

Eligibility and Types of Awards

        Employees, consultants, and prospective employees and consultants of the Corporation and its affiliates and non-employee directors of the Corporation are eligible to be granted non-qualified stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards and other stock-based awards under the Stock Incentive Plan. Eligibility for awards under the Stock Incentive Plan is determined by the Committee, in its sole discretion. As of March 31, 2012, there are 375 employees, no consultants and 12 non-employee directors who are eligible to participate in the Stock Incentive Plan.

Available Shares

        The aggregate number of shares of Common Stock authorized for issuance or reference purposes under the Stock Incentive Plan is 6,952,500, subject to adjustment as described below. Any shares of Common Stock that are subject to an award that is not a full-value award (i.e. options and SARs granted under the Stock Incentive Plan) are counted against this limit as one share of Common Stock for every share of Common Stock that was granted. Any shares of Common Stock subject to a full-value award granted under the Stock Incentive Plan on or after March 1, 2012 are counted against this limit as 1.93 shares of Common Stock for every share of Common Stock granted.

        If after December 31, 2009 any shares of Common Stock subject to an award under the Stock Incentive Plan or the Overseas Shipholding Group, Inc. 1998 Stock Option Plan, as amended from time to time, are forfeited or expire, or any award under the Stock Incentive Plan is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of the forfeiture, expiration or cash settlement, again be available for issuance under the Stock Incentive Plan as described in the next paragraph. The following shares of Common Stock will not be added to the shares of Common Stock authorized for grant under the Stock Incentive Plan: (i) shares of Common Stock tendered by a participant or withheld by the Corporation in payment of the purchase price of an option or SAR, (ii) shares of Common Stock tendered by a participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to an option or SAR, (iii) shares of Common Stock subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds received by the Corporation from the exercise of stock options. Shares of Common Stock tendered by a participant or withheld by the Corporation after February 29, 2012 to satisfy any tax withholding obligation with respect to a full-value award will be added as 1.93 shares to the shares of Common Stock authorized for grant under the Stock Incentive Plan.

        If, after December 31, 2009, any stock option or SAR expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised award will again be available awards under the Stock Incentive Plan. If, after February 29, 2012, any full-value award is forfeited for any reason, 1.93 shares of Common Stock for every share forfeited will again be available awards under the Stock Incentive Plan. Shares of Common Stock under awards granted under the Stock Incentive Plan in substitution or exchange for awards granted by a company acquired by the Corporation or any affiliate or subsidiary, or with which the Corporation or any affiliate or subsidiary combines, will not reduce the shares of Common Stock authorized for grant under the Stock Incentive Plan. Additionally, in the event that a company acquired by the Corporation or any affiliate or subsidiary or with which the Corporation or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Stock Incentive Plan and will not reduce the shares of Common Stock authorized for grant under the Stock Incentive Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Corporation, an affiliate or a subsidiary prior to such acquisition or combination.

        Awards that are measured in cash, including based on a change in the price of a share of Common Stock, and may in the discretion of the Committee be settled in cash or stock, shall not be deemed to use any shares of Common Stock for reference purposes or otherwise unless and until such award is settled in shares of Common Stock.

        Other than with respect to certain adjustments in connection with events affecting the Corporation's capital structure or business as described below, no stock option or stock appreciation right will provide the participant with the right to receive dividends or dividend equivalents on the shares of Common Stock covered by the award prior to exercise.

        The maximum number of shares of Common Stock subject to any stock option or SAR which may be granted under the Stock Incentive Plan during any fiscal year of the Corporation to each employee is 500,000 shares for each type of award. The maximum number of shares of Common Stock subject to any restricted stock award or other stock based award that is subject to the attainment of specified performance goals which may be granted under the Stock Incentive Plan during any fiscal year of the Corporation to each employee is 250,000 shares for each type of award. The maximum number of shares of Common Stock subject to any performance award denominated in shares of Common Stock which may be granted under the Stock Incentive Plan during any fiscal year to each employee is 250,000 shares and the maximum payment denominated in dollars under a performance award to each employee for a performance period is $5,000,000. If a performance period is less than three consecutive fiscal years, the maximum number of shares of Common Stock or payment will be adjusted.

        The Committee shall, in accordance with the term of the Stock Incentive Plan, make appropriate adjustments to the number of shares of Common Stock available for the grant of awards and the purchase price and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, reclassification, or exchange of shares, partial or complete liquidation, issuance of rights or warrants, sale or transfer of the Corporation's assets or business, or any special cash dividend (or any other event affecting our capital structure or business). However, other than as provided in the preceding sentence or in the case of a Change in Control (as defined in the Stock Incentive Plan), the exercise price of an outstanding stock option may not be reduced, a new lower priced stock option may not be substituted for a surrendered stock option, and a stock option may not be cancelled for cash or another award, unless approved by the stockholders of the Corporation.

Awards under the Stock Incentive Plan

        Stock Options.    The Stock Incentive Plan authorizes the Committee to grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may be no more than ten years), the exercise price (which may not be less than 100% of the fair market value of the Common Stock at the time of grant, except in the case of a substitute award), any vesting schedule, and the other material terms of each option. Options will be exercisable at such times and subject to such terms as determined by the Committee at grant. Unless the Committee determines otherwise at the time of grant, stock options granted to employees or consultants will be exercisable no earlier than one year after grant, subject to acceleration (if any) as determined by the Committee. Upon the exercise of an option, the optionee must make payment of the full exercise price (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Corporation to deliver promptly to the Corporation an amount equal to the aggregate purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, by payment in full or in part in the form of Common Stock owned by the optionee based on the fair market value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). An outstanding option or SAR may not be modified to reduce the exercise price thereof, nor may a new option or SAR at a lower price be substituted for a surrendered option or SAR nor may an option or SAR be cancelled for cash or another award (other than (i) as described above under Available Shares for specified events affecting the Corporation's capital structure or business or (ii) in connection with a Change in Control), unless such action is approved by the stockholders.

        Stock Appreciation Rights.    The Stock Incentive Plan authorizes the Committee to grant SARs either in tandem with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR") or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment either in cash or Common Stock (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of the SAR.

        A Tandem SAR is subject to the same terms and conditions of the related stock option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the stock option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except in the case of a substitute award. The term of each Non-Tandem SAR will be fixed by the Committee, but, in any event, will not be in excess of ten years from the date of grant and the purchase price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except in the case of a substitute award. Tandem SARs may be exercised only at the times and to the extent that the stock options to which they relate are exercisable, and the Committee determines at grant when Non-Tandem SARs are exercisable.

        Restricted Stock Awards.    The Stock Incentive Plan authorizes the Committee to grant restricted stock awards. Recipients of restricted stock awards enter into an agreement with the Corporation subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such restrictions lapse. Restricted stock awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. The minimum vesting period for time-vested awards of restricted stock is three years (with pro-rata vesting permitted over such three year period), except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion. A holder of a restricted stock award does not have any of the attendant rights of a stockholder until such holder becomes a stockholder of record (with the exception of certain dividend rights). Once the holder becomes a stockholder of record the holder has all of the attendant rights of a stockholder including the right to receive dividends when paid, the right to vote shares and, subject to and conditioned upon the full vesting of shares, the right to tender such shares. Dividends payable with respect to restricted stock that is subject to performance based vesting will be deferred until the expiration of the performance period and conditioned on the attainment of the performance goals.

        Performance Awards.    The Stock Incentive Plan authorizes the Committee to grant performance awards entitling the participant to receive a fixed number of shares of Common Stock or cash, as determined by the Committee, upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as provided below) during a specified performance period. Payment of dividends with respect to the shares of Common Stock underlying performance awards will be deferred until the expiration of the performance period and conditioned on the attainment of the performance goals unless the Committee determines that dividends will not be paid.

        Other Stock-Based Awards.    The Stock Incentive Plan authorizes the Committee to grant awards of Common Stock and other stock based awards (including, without limitation, stock equivalent units and restricted stock units) that are valued in whole or in part by reference to, or are payable in or otherwise based on, the Common Stock and may be granted either alone or in addition to or in tandem with other awards available under the Stock Incentive Plan. The Committee will determine the terms and conditions of any such other stock based awards, which may include the achievement of performance criteria (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as provided below). The minimum vesting period for time-vested awards of restricted stock units is three years (with pro-rata vesting permitted over such three year period), except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion. Dividends and dividend equivalents payable with respect to any other stock based award that is subject to performance based vesting will be deferred until the expiration of the performance period and conditioned on the attainment of the performance goals unless the Committee determines that dividends or dividend equivalents will not be paid.

        Performance Goals.    Performance-based awards granted under the Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals which have been established by the Committee. These performance goals will be based on one or more of the following criteria selected by the Committee:

  •
  the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Corporation (or any subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Corporation, including without limitation that attributable to continuing and/or other operations of the Corporation (or in either case a subsidiary, division, or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a specified increase in, operational cash flow of the Corporation (or a subsidiary, division, or other operational unit of the Corporation);

  •
  the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Corporation's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

  •
  the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Corporation (or a subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Corporation (or a subsidiary, division, or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Corporation (or any subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Corporation (or any subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels in the fair market value of the shares of the Corporation's Common Stock;

  •
  the growth in the value of an investment in the Corporation's Common Stock assuming the reinvestment of dividends; or

  •
  a transaction that results in the sale of stock or assets of the Corporation.

        The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

  •
  restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

  •
  an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management; or

  •
  a change in accounting standards required by generally accepted accounting principles.

        In addition, such performance goals may be based upon the attainment of specified levels of Corporation (or subsidiary, division or other operational unit of the Corporation) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Change in Control

        Unless determined otherwise by the Committee at the time of grant, or, if no rights of a participant are reduced, thereafter, upon a Change in Control of the Corporation, all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become fully vested and immediately exercisable in their entirety, except if the award is assumed or substantially equivalent rights are substituted therefor by the successor entity.

        In its sole discretion, the Committee may provide for the purchase of any stock options that become vested as a result of the Change in Control, for an amount of cash equal to the excess of the Change in Control price (as defined in the Stock Incentive Plan) of the shares of Common Stock covered by such awards, over the aggregate exercise price of such awards.

        In the event of a merger or consolidation in which the Corporation is not the surviving corporation or in the event of a transaction that results in the acquisition of substantially all of the Corporation's Common Stock or all of the Corporation's assets, the Committee may elect to terminate all outstanding and unexercised awards; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each such participant will have the right to exercise all of his or her unexercised awards in full (without regard to any restrictions on exercisability).

Amendment and Termination

        Notwithstanding any other provision of the Stock Incentive Plan, the Board of Directors may at any time, amend, in whole or in part, any or all of the provisions of the Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; except that, unless otherwise required by law to comply with applicable law or accounting rules, to correct obvious drafting errors, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, except that, without the approval of stockholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Stock Incentive Plan; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of individuals eligible to receive awards under the Stock Incentive Plan; (iv) extend the maximum option term; (v) materially alter the performance goals described above; (vi) reduce the exercise price of an award, substitute a new award at a lower price for a surrendered award or cancel an award for cash or another award; or (vii) require stockholder approval in order for the Stock Incentive Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or the rules of the NYSE or other applicable stock exchange.

Nontransferability

        Awards granted under the Stock Incentive Plan are not transferable by a participant (except to a family member, trust or partnership for the benefit of a participant or a family member, or for charitable purposes, as permitted by the Committee, in its sole discretion), other than by will or by the laws of descent and distribution. Shares of Common Stock acquired by a permissible transferee will continue to be subject to the terms of the Stock Incentive Plan.

Material U.S. Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to options under the Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

        Stock Options.    In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Corporation will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Corporation will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income. In addition, (i) any of the Corporation's officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code as discussed below).

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in its taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a company's chief executive officer on the last day of the taxable year and the three other most highly paid executive officers (other than the chief financial officer) whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by the Compensation Committee, is not considered in determining whether a "covered employee's" compensation exceeds $l,000,000. It is intended that certain awards under the Stock Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a "covered employee's" compensation for the purpose of determining whether such individual's compensation exceeds $1,000,000.

        Parachute Payments.    In the event that the payment or vesting of any award under the Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the participant, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the Corporation and the participant would be subject to a 20% excise tax on such portion of the payment.

        Code Section 409A.    Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant's gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant's underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Stock Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

        ERISA/ Code Section 401(a).    The Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

        Future Plan Awards.    Because future awards under the Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by current or prospective employees and officers of, advisors and independent consultants to, the Corporation or its affiliates, and directors who are neither officers nor employees of the Corporation or its affiliates and their potential contributions to the success of the Corporation, actual awards cannot be determined at this time.

        Equity Compensation Plan Information.    The following table sets forth as of December 31, 2011 certain information related to the Corporation's equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(1)
Equity compensation plans approved by security holders	1,868,687	$41.53	1,813,897
Equity compensation plans not approved by security holders	—	—	—
Total	1,868,687	$41.53	1,813,897

(1)
Consists of 1,799,007 shares of Common Stock eligible to be granted under the Stock Incentive Plan and 14,890 shares of Common Stock eligible to be purchased under the Corporation's 2000 Employee Stock Purchase Plan.

        The following table sets forth as of February 29, 2012 certain information concerning outstanding equity awards and shares available for grant under the Stock Incentive Plan:

Summary of Equity Awards Outstanding and Shares Available for Grant as of February 29, 2012

Stock options outstanding	2,226,340
Restricted common stock and RSUs outstanding	563,665
Shares remaining available for grant	549,178
Weighted average exercise price of outstanding options	$36.65
Weighted average remaining term of outstanding options (in years)	7.2

        The following table sets forth the number of time-based stock options and time-based shares of restricted stock granted by the Corporation in the years indicated. In addition, the table provides the number of shares of common stock issued following vesting of performance-based stock options and restricted stock units and the weighted average number of shares of common stock outstanding in the year indicated.

Year	Stock Options	Shares of Time-Based Restricted Stock		Number of Shares of Common Stock Issued Following Vesting of Performance Based Stock Options	Number of Shares of Common Stock Issued Following Vesting of Performance Based Restricted Stock Units	Weighted Average Number of Shares of Common Stock Outstanding
2011	626,312	127,736	(1)	0	0	30,228,441
2010	141,988	101,452	(2)	0	0	29,498,127
2009	0	33,840	(3)	0	0	26,863,958

(1)
Consists of 45,192 restricted stock units granted to non-employee directors and 82,544 shares of restricted stock granted to employees under the Stock Incentive Plan.

(2)
Consists of 30,444 restricted stock units granted to non-employee directors and 71,008 shares of restricted stock granted to employees under the Stock Incentive Plan.

(3)
Restricted stock units granted to non-employee directors.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote FOR the approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan.

PROPOSALS FOR 2013 MEETING

        Any proposals of stockholders that are intended to be presented at the Corporation's 2013 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than December 31, 2012, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

        Stockholders who wish to propose a matter for action at the Corporation's 2013 Annual Meeting, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement, must notify the Corporation in writing of the information required by the provisions of the Corporation's amended and restated by-laws dealing with stockholder proposals. The notice must be delivered to the Corporation's Corporate Secretary between March 7, 2013 and April 15, 2013. Stockholders can obtain a copy of the Corporation's amended and restated by-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 666 Third Avenue, New York, New York 10017.

GENERAL INFORMATION

        The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

        All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors, for the ratification of the appointment of Pricewaterhouse Coopers LLP as the Corporation's independent registered public accounting firm for 2012, for the approval, in an advisory vote, of the compensation of the Named Executive Officers for 2011 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in this proxy statement and for the approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan. Under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2012 and approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, requires the affirmative vote (in person or by proxy) of the holders of a majority of the shares of the Common Stock entitled to vote present or represented at the Annual Meeting. The advisory vote on approval of the compensation to the Named Executive Officers for 2011 is non-binding, but the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Corporation's compensation program. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining the number of votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, unless provided with voting instructions, a broker cannot vote shares for the election of directors or for approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, or on the advisory vote concerning the approval of the compensation of the Named Executive Officers for 2011.

        If you are a participant in the Savings Plan of the Corporation (the "Savings Plan") and hold Common Stock in the Savings Plan, shares of Common Stock which are held for you under the Savings Plan, as applicable, may be voted through the proxy card accompanying this mailing. The Savings Plan is administered by Vanguard Fiduciary Trust Company, as Trustee. The Trustee, as the stockholder of record of the Common Stock held in the Savings Plan, will vote the shares held for you in accordance with the directions you give by voting online or by completing and returning a proxy card if you received one. If the Trustee does not receive instructions to the voting of the shares of Common Stock held under the Savings Plan, the Trustee will vote the shares in the same proportion as it votes shares as to which directions have been received.

        The cost of soliciting proxies for the meeting will be borne by the Corporation. Innisfree M&A Incorporated has been retained by the Corporation to assist with the solicitation of votes for a fee of $8,500 plus reimbursement of expenses to be paid by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for doing so.

        The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available at http:/www.osg.com/proxy. The Annual Report does not form part of this Proxy Statement.

By order of the Board of Directors,
JAMES I. EDELSON
Senior Vice President, General Counsel and Secretary

New York, N.Y.
April 30, 2012

APPENDIX A

OVERSEAS SHIPHOLDING GROUP, INC.

2004 STOCK INCENTIVE PLAN

as Amended and Restated as of June 14, 2012

i

OVERSEAS SHIPHOLDING GROUP, INC.

2004 STOCK INCENTIVE PLAN
as Amended and Restated as of June 14, 2012

 ARTICLE I

PURPOSE

        The purpose of this Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 14, 2012, is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.

        The Plan, in the form set forth herein, is effective as of June 14, 2012, subject to the requisite approval of the Company's stockholders at the 2012 Annual Meeting of Stockholders, and is an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 2, 2010. Awards granted to Participants prior to June 14, 2012 shall be treated in accordance with the terms of the Plan as in effect prior to such date.

ARTICLE II

DEFINITIONS

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1    "Acquisition Event" has the meaning set forth in Section 4.2(d).

        2.2    "Affiliate" means each of the following: (a) any Subsidiary; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

        2.3    "Award" means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

        2.4    "Board" means the Board of Directors of the Company.

        2.5    "Cause" means with respect to a Participant's Termination of Employment or Termination of Consultancy, and except as otherwise provided by the Committee in an Award agreement, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words or a concept of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words or a concept of like import)), termination due to a Participant's insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion. With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

        2.6    "Change in Control" has the meaning set forth in Article XI.

        2.7    "Change in Control Price" has the meaning set forth in Section 11.1.

        2.8    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

        2.9    "Committee" means: (a) with respect to the application of this Plan to Eligible Employees and Consultants, the Compensation Committee of the Board appointed from time to time by the Board (or another committee of the Board appointed for the purposes of administering this Plan), which Committee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a "non-employee director" as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an "independent director" as defined under such rules and regulations; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board with the exception of any member of the Board who is an employee of the Company or an Affiliate. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.10    "Common Stock" means the Common Stock, $1.00 par value per share, of the Company.

        2.11    "Company" means Overseas Shipholding Group, Inc., a Delaware corporation, and its successors by operation of law.

        2.12    "Consultant" means any natural person who is an advisor or consultant to, or subject to Section 5.2, a prospective advisor or consultant to, the Company or its Affiliates.

        2.13    "Disability" means with respect to a Participant's Termination, and except as provided by the Committee in an Award agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Except as provided by the Committee in an Award agreement, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

        2.14    "Effective Date" means the effective date of this Plan as defined in Article XV.

        2.15    "Eligible Employee" means each employee of, or subject to Section 5.2, each prospective employee of, the Company or an Affiliate.

        2.16    "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

        2.17    "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted, or if the Common

Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

        2.18    "Family Member" means "family member" as defined in Section A.1.(5) of the general instructions of Form S-8.

        2.19    "Good Reason" means, with respect to a Participant's Termination of Employment, and except as otherwise provided by the Committee in an Award agreement, the following: (a) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "good reason" (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award; provided, however, that with regard to any agreement under which the definition of "good reason" only applies on occurrence of a change in control, such definition of "good reason" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) if such an agreement does not exist or if "good reason" is not defined in any such agreement, as defined in the Award agreement, if at all.

        2.20    "Non-Employee Director" means a director of the Company who is not an active employee of the Company or an Affiliate.

        2.21    "Other Stock-Based Award" means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

        2.22    "Participant" means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

        2.23    "Performance Award" means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or cash at the end of a specified Performance Period.

        2.24    "Performance Period" has the meaning set forth in Section 9.1.

        2.25    "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

        2.26    "Plan" means this Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended from time to time.

        2.27    "Prior Plan" means the Overseas Shipholding Group, Inc. 1998 Stock Option Plan, as amended from time to time.

        2.28    "Reference Stock Option" has the meaning set forth in Section 7.1.

        2.29    "Restricted Stock Award" means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, under this Plan that is subject to restrictions under Article VIII.

        2.30    "Restriction Period" has the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock Awards.

        2.31    "Retirement" means, except as otherwise provided by the Committee in an Award agreement, a Termination of Employment or Termination of Consultancy without Cause at or after age 65 or such earlier date as may be determined by the Committee at the time of grant. With respect to a Participant's Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65.

        2.32    "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

        2.33    "Section 162(m) of the Code" means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

        2.34    "Securities Act" means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

        2.35    "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

        2.36    "Stock Option" or "Option" means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

        2.37    "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        2.38    "Substitute Awards" mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

        2.39    "Termination" means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

        2.40    "Termination of Consultancy" means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

        2.41    "Termination of Directorship" means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

        2.42    "Termination of Employment" means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

        2.43    "Transfer" means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). "Transferred" and "Transferable" shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

        3.2    Grants of Awards.    The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards, and (v) Other Stock-Based Awards. In particular, the Committee shall have the authority:

    (a)
    to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

    (b)
    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

    (c)
    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

    (d)
    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

    (e)
    to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

    (f)
    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or restricted stock;

    (g)
    to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

    (h)
    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

    (i)
    to modify, extend or renew an Award, subject to Article XII herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

    (j)
    subject to Sections 6.2(k) and 7.3, to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made; and

    (k)
    to determine at grant that a Stock Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in detrimental activity with respect to the Company or its Affiliates (as such term is defined by the Committee in the Award agreement) and, to interpret such definition and to approve waivers with regard thereto.

        3.3    Guidelines.    Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m)of the Code, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

        The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

        3.4    Decisions Final.    Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

        3.5    Procedures.    The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

        3.6    Designation of Consultants/Liability.

    (a)
    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

    (b)
    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

        3.7    Indemnification.    To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

        4.1    Shares.

    (a)
    Aggregate Limitation. The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

    (i)
    The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 6,952,500 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights granted after December 31, 2009 shall be counted against this limit as one share for every share granted. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights granted on or after March 1, 2012 shall be counted against this limit as 1.93 shares for every share granted.

      (ii)
      If, after December 31, 2009, any Option or Stock Appreciation Right granted under this Plan or any option under the Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised Award shall again be available for the purpose of Awards under the Plan. If, after February 29, 2012, any Restricted Stock Award, Performance Award, or Other Stock-Based Award denominated in shares of Common Stock awarded under this Plan to a Participant is forfeited for any reason, 1.93 shares of Common Stock for every share forfeited shall again be available for the purposes of Awards under the Plan. If a Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Awards settled in cash shall again be available for issuance under this Plan.

      (iii)
      In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Award under the Plan or an option under the Prior Plan, or after February 29, 2012 for payment of withholding taxes with respect to Stock Options or Stock Appreciation Rights under the Plan or options under the Prior Plan, or if the number shares of Common Stock otherwise deliverable with respect to Stock Options or Stock Appreciation Rights or options under the Prior Plan have been reduced for payment of the exercise price or purchase price or after February 29, 2012 for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Stock Options granted under the Plan or options granted under the Prior Plan shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan. Further, in determining the number of shares of Common Stock available for Awards, if after February 29, 2012 Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of withholding taxes with respect to Awards other than Stock Options or Stock Appreciation Rights under the Plan or options under the Prior Plan, or if after February 29, 2012 the number shares of Common Stock otherwise deliverable with respect to Awards other than Stock Options or Stock Appreciation Rights or options under the Prior Plan have been reduced for payment of withholding taxes, 1.93 times the number of shares of Common Stock exchanged as payment for withholding or reduced shall again be available for purpose of Awards under this Plan.

      (iv)
      Notwithstanding anything to the contrary herein, Awards that are measured in cash, including based on the change in the price of a share of Common Stock, and may in the discretion of the Committee be settled in cash or stock, shall not be deemed to use any shares of Common Stock for reference purposes or otherwise unless and until such Award is settled in shares of Common Stock.

      (v)
      Notwithstanding anything to the contrary herein, other than with respect to adjustments authorized under Section 4.2, no Stock Option or Stock Appreciation Right shall provide the Participant the entitlement to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by such Award prior to the exercise of such Award.

    (b)
    Individual Participant Limitations. The following provisions apply in determining the Awards that may be granted to an individual during a fiscal year of the Company. Any shares of Common Stock that are subject to Awards shall be counted against the limits set forth below as one share for every share granted.

    (i)
    The maximum number of shares of Common Stock subject to any Option or Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 500,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Restricted Stock Award or Other Stock Based Award that is subject to the attainment of specified performance goals which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 250,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock which may be granted under this Plan during any Performance Period to each Eligible Employee shall be 250,000 shares (subject to any increase or decrease pursuant to Section 4.2), provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to Performance Awards shall be determined by multiplying 250,000 by a fraction, the numerator of which is the number of days in the Performance Period, and the denominator of which is 1095. The foregoing share limit shall apply separately to each Performance Period of one fiscal year or more, regardless of whether such Performance Periods overlap. If a Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee's individual share limitations for both Stock Appreciation Rights and Options.

    (ii)
    The maximum payment under any Performance Award denominated in dollars under this Plan to each Eligible Employee for any Performance Period shall be $5,000,000, provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum value at grant of Performance Awards subject to this subparagraph (ii) shall be determined by multiplying $5,000,000 by a fraction, the numerator of which is the number of days in the Performance Period, and the denominator of which is 1095.

    (iii)
    To the extent that shares of Common Stock or amounts for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year of the Company or Performance Period, as the case may be, are not covered by an Award in the Company's fiscal year or Performance Period, as the case may be, such shares of Common Stock or amounts shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of this Plan.

    (c)
    Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a) or authorized for grant to an Eligible Employee in any fiscal year of the Company pursuant to Section 4.1(b). Additionally, in the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees, Consultants or Non-Employee Directors prior to such acquisition or combination.

        4.2    Changes.

    (a)
    The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

    (b)
    Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend (whether cash or stock), combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company's assets or business, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, the Committee shall adjust the aggregate number and kind of shares that thereafter may be issued under this Plan, the individual participant limitations under Section 4.1(b)(i), the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under this Plan, and the purchase price thereof, consistent with such change in such manner as the Committee deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company's assets or business or any other change affecting the Company's capital structure or business.

    (c)
    Unless otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

    (d)
    In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock-Based Award that provides for a Participant elected exercise effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options or Stock Appreciation Rights or any Other Stock-Based Award that provides for a Participant elected exercise that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

    If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

        4.3    Minimum Purchase Price.    Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

        5.1    General Eligibility.    All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

        5.2    General Requirement.    The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

        6.1    Options.    Stock Options may be granted alone or in addition to other Awards granted under this Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Stock Options. Each Stock Option granted under this Plan shall be a non-qualified Stock Option, not intended to be an incentive stock option within the meaning of Section 422 of the Code.

        6.2    Terms of Options.    Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (a)
    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (except in the case of a Substitute Award).

    (b)
    Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted.

    (c)
    Exercisability. Unless the Committee determines otherwise at grant or as otherwise provided herein, Stock Options shall be exercisable no earlier than one year after grant (except with respect to Stock Options granted to Non-Employee Directors) and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, if the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

    (d)
    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, by payment in full or in part in the form of Common Stock (including by attestation) owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

    (e)
    Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if Participant's Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

    (f)
    Involuntary Termination Without Cause or for Good Reason. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is by involuntary termination without Cause or, to the extent provided, or deemed provided because of a contractual obligation in an Award agreement, for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

    (g)
    Voluntary Termination. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is voluntary (other than a voluntary termination described in subsection (h)(y) below or covered by (f) above), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

    (h)
    Termination for Cause. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination (x) is for Cause or (y) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

    (i)
    Unvested Stock Options. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination.

    (j)
    Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof, nor may a new Option at a lower price be substituted for a surrendered Option, nor may an Option be cancelled for cash or another Award (other than actions in accordance with Section 4.2 or in connection with a Change in Control), unless such action is approved by the stockholders of the Company.

    (k)
    Buyout and Settlement Provisions. Subject to Section 6.2(j) above, the Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

    (l)
    Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee.

    (m)
    Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant's Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

    (n)
    Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        7.1    Tandem Stock Appreciation Rights.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). Such rights may be granted either at or after the time of the grant of such Reference Stock Option.

        7.2    Terms and Conditions of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, in its sole discretion, and the following:

    (a)
    Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

    (b)
    Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

    (c)
    Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

    (d)
    Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

    (e)
    Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

        7.3    Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan. A Non-Tandem Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Non-Tandem Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2) nor may Non-Tandem Stock Appreciation Right be cancelled for cash or another Award, unless such action is approved by the stockholders of the Company.

        7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, and the following:

    (a)
    Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (except in the case of a Substitute Award).

    (b)
    Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

    (c)
    Exercisability. Unless the Committee determines otherwise at grant or as otherwise provided herein, Non-Tandem Stock Appreciation Rights shall be exercisable no earlier than one year after grant (except with respect to Non-Tandem Stock Appreciation Rights granted to Non-Employee Directors) and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

    (d)
    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

    (e)
    Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

ARTICLE VIII

RESTRICTED STOCK AWARDS

        8.1    Restricted Stock Awards.    Restricted Stock Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock Awards upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirement of Section 162(m) of the Code.

        8.2    Awards and Certificates.    Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

    (a)
    Purchase Price. The purchase price of a Restricted Stock Award shall be fixed by the Committee. Subject to Section 4.3, the purchase price for a Restricted Stock Award may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

    (b)
    Acceptance. Restricted Stock Awards must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

        8.3    Restrictions and Conditions.    Restricted Stock Awards awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

    (a)
    Restriction Period.

    (i)
    The Participant shall not be permitted to Transfer a Restricted Stock Award awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the Restricted Stock Award. The minimum Restriction Period for time-vested Awards shall be three years (with pro-rata vesting permitted over such three year period) except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below (based on a period determined by the Committee) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any such Award.

      (ii)
      Objective Performance Goals, Formulae or Standards. If the grant of a Restricted Stock Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee (to the extent permitted under Section 162(m) of the Code) and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

    (b)
    Rights as a Stockholder. The Participant shall have none of the attendant rights of a holder of shares of Common Stock of the Company until the Participant becomes a shareholder of record (other than rights to receive additional Restricted Stock Awards for dividends and other distributions on shares of Common Stock). Once the Participant becomes a shareholder of record, the Participant shall have all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Common Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period. Notwithstanding anything to the contrary herein, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period with respect to a Restricted Stock Award that vests based upon the attainment of performance goals.

    (c)
    Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

    (d)
    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

 ARTICLE IX

PERFORMANCE AWARDS

        9.1    Performance Awards.    Performance Awards may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

        Except as otherwise provided herein, the Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

        9.2    Terms and Conditions.    Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

    (a)
    Earning or Vesting of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

    (b)
    Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

    (c)
    Dividends. The payment of dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award shall be deferred until the expiration of the Performance Period and conditioned upon the attainment of performance goals, unless the Committee determines that no dividends shall be paid.

    (d)
    Payment. Following the Committee's determination, shares of Common Stock and/or cash of an equivalent value, as determined by the Committee in its sole discretion at the time of grant (including if so determined by the Committee at such time that the form of payment shall be determined at a specified later date by the Committee), shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative in an amount equal to such individual's earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and to the extent Section 162(m) of the Code is applicable, in accordance therewith, award a number of shares of Common Stock or an amount of cash less than the earned

      Performance Award and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

    (e)
    Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

    (f)
    Accelerated Vesting. Based on service, performance and/or such other factors or criteria related to a Termination, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

        10.1    Other Awards.    The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

        Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

        The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective performance goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

        10.2    Terms and Conditions.    Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

    (a)
    Dividends. Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion. Notwithstanding the foregoing, with respect to any Award for which vesting is based on the attainment of performance goals, the payment of dividends and/or dividend equivalents shall be deferred until, and conditioned upon, the expiration of the relevant performance period and conditioned upon the attainment of performance goals.

    (b)
    Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, the minimum vesting period with respect to time-vested restricted stock units awarded pursuant this Article X shall be three years (with pro-rata vesting permitted over such three year period), except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion.

    (c)
    Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion, except to the extent required by law, such price may not be less than par value.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

        11.1    Benefits.    In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award agreement or, if no rights of the Participants are reduced, thereafter, a Participant's Award shall be treated as follows:

    (a)
    Subject to (d) below, all outstanding Stock Options and Non-Tandem Stock Appreciation Rights granted to a Participant prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide at the time of grant for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, Change in Control Price shall mean the average Fair Market Value of a share of Common Stock during the 20 trading days immediately prior to a Change in Control of the Company or, to the extent applicable, the price for a share of Common Stock received by stockholders in connection with a Change in Control of the Company.

    (b)
    Subject to (d) below, all Performance Awards granted to a Participant prior to the Change in Control shall vest, at a minimum, as if the relevant Performance Period had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time.

    (c)
    Subject to (d) below, the restrictions to which any Restricted Stock Awards granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

    (d)
    Notwithstanding the foregoing, unless the Committee provides otherwise in an Award agreement, or if no rights of the Participant are reduced, thereafter, no acceleration of vesting or lapsing of restrictions shall occur with respect to an Award if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Award shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof.

        11.2    Change in Control.    A "Change in Control" shall be deemed to have occurred if: (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof), excluding the Company, any "subsidiary," and employee benefit plan sponsored or maintained by the Company, or any subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least 30% of the total number of votes that may be cast for the election of directors of the Company; (b) there is a merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions or a liquidation of the Company (a "Transaction"), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or (c) during any period of two consecutive years beginning on or after the date hereof ("Board Measurement Period"), the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least 2/3 (the "Required Approval") of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened; solicitation of proxies or contests by or on behalf of a person other than a member of the Board. Notwithstanding anything herein to the contrary, with respect to any portion of any Award under this Plan that (i) constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code and (ii) was not vested as of December 31, 2004 or was granted thereafter: (x) a liquidation of the Company shall not constitute a Transaction, (y) the Board Measurement Period shall be reduced from any period of two consecutive years beginning on or after the date hereof to any period of twelve consecutive months beginning on or after the date hereof and (z) the Required Approval shall be reduced from at least 2/3 to at least a majority.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

        12.1    Termination or Amendment.    Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, to comply with applicable law or applicable accounting rules, to correct obvious drafting errors, or as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company's Common Stock entitled to vote in accordance with applicable law, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) increase the maximum individual limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under this Plan; (iv) extend the maximum option period under Section 6.2; (v) materially alter the performance goals as set forth in Exhibit A; (vi) reduce the exercise price of an Award, substitute a new Award at a lower price for a surrendered Award (other than adjustments or substitutions in accordance with Section 4.2 or in connection with a Change in Control in accordance with Section 6.2(j)) or cancel an Award for cash or another Award; or (vii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code. In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as required by law, to comply with applicable law or applicable accounting rules, to correct obvious drafting errors, or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

        12.2    Non-Transferability of Awards.    No Award shall be Transferable by the Participant (except to a Family Member, trust or partnership for the benefit of the Participant or a Family Member, or for charitable purposes, as permitted by the Committee, in its sole discretion), other than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant's lifetime, only by the Participant Any attempt to Transfer any Award or benefit not otherwise permitted Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. A Stock Option that is Transferred pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution, except as may otherwise be permitted by the Committee and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of this Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

        13.1    Unfunded Status of Plan.    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

        14.1    Legend and Custody.    The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

        All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon shall have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        14.2    Other Plans.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        14.3    No Right to Employment/Directorship/Consultancy.    Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

        14.4    Withholding of Taxes.    The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        14.5 Listing and Other Conditions.

    (a)
    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

    (b)
    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

    (c)
    Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

    (d)
    A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

        14.6    Governing Law.    This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        14.7    Construction.    Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        14.8    Other Benefits.    No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        14.9    Costs.    The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

        14.10    No Right to Same Benefits.    The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        14.11    Death/Disability.    The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

        14.12    Section 16(b) of the Exchange Act.    All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with

Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

        14.13    Section 409A of the Code.    Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A or this Section 14.13. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code (a "409A Covered Award"):

    (a)
    A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant's employment unless such termination is also a "Separation from Service" within the meaning of Code Section 409A and, for purposes of any such provision of 409A Covered Award, references to a "termination," "termination of employment" or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant's Termination to be a "specified employee" within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant's Separation from Service, and (ii) the date of the Participant's death (the "Delay Period"). All payments delayed pursuant to this Section 14.13(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant's Separation from Service or, if earlier, on the date of the Participant's death.

    (b)
    Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

    (c)
    If under the 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

        14.14    Successor and Assigns.    The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

        14.15    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        14.16    Payments to Minors, Etc.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

        14.17    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after Termination, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial misstatements or irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award agreement that if within the time period specified in the Award agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

        14.18    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

        The Plan originally became effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware. The Board subsequently approved amendments and restatements of the Plan, including an amendment and restatement of the Plan which was effective as of June 2, 2010, that was approved by the stockholders of the Company at the 2010 Annual Meeting of Stockholders held on June 2, 2010 (as subsequently amended, the "Current Plan"). The Board subsequently approved an amendment and restatement of the Plan in the form set forth herein subject to, and to be effective upon, the requisite approval of the stockholders of the Company at its 2012 Annual Meeting of Stockholders to be held on June 14, 2012. If the Plan is not so approved at the 2012 Annual Meeting of Stockholders, all provisions of the Current Plan shall remain effective.

ARTICLE XVI

TERM OF PLAN

        No Award shall be granted pursuant to the Plan on or after June 14, 2022, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than Options or Stock Appreciation Rights) that is intended to be "performance-based" under Section 162(m) of the Code shall be granted on or after the first meeting of the Company's stockholders that occurs in 2015 unless the performance criteria set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the "performance-based compensation" exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the shareholders at the first shareholder meeting following such grant.

ARTICLE XVII

NAME OF PLAN

        This Plan shall be known as "Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan."

EXHIBIT A

PERFORMANCE GOALS

        Performance goals established for purposes of the vesting of performance-based Restricted Stock Awards, Performance Awards and/or Other Stock-Based Awards shall be based on one or more of the following performance goals ("Performance Goals"): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or any subsidiary, division or other operational unit of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; (x) the growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends; or (xi) a transaction that results in the sale of stock or assets of the Company. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com.

You may access the proxy statement and the Corporation’s 2011 Annual Report at http://www.osg.com/proxy.

M46693-P25052

OVERSEAS SHIPHOLDING GROUP,  INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS June 14, 2012

The undersigned hereby appoints MORTEN ARNTZEN and MICHAEL J. ZIMMERMAN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Thursday, June 14, 2012 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER.  IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2011  AS DESCRIBED IN THE CORPORATION’S PROXY STATEMENT, FOR APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE OVERSEAS SHIPHOLDING GROUP,  INC. 2004  STOCK INCENTIVE PLAN AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

OVERSEAS SHIPHOLDING GROUP, INC.

666 THIRD AVENUE - 5TH FLOOR

NEW YORK, NY 10017

ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 13, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 13, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46692-P25052	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Morten Arntzen
	02)	Oudi Recanati
	03)	G. Allen Andreas III
	04)	Thomas B. Coleman
	05)	Charles A. Fribourg
	06)	Joel I. Picket
	07)	Ariel Recanati
	08)	Thomas F. Robards
	09)	Jean-Paul Vettier
	10)	Michael J. Zimmerman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2012;	☐	☐	☐

3.	Approval by an advisory vote of the compensation paid to the Named Executive Officers of the Corporation for 2011 as described in the Corporation’s Proxy Statement; and	☐	☐	☐

4.	Approval of an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important  Notice  Regarding the Availability  of Proxy Materials  for the Annual  Meeting:

The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com.

You may access the proxy statement and the Corporation’s 2011 Annual Report at http://www.osg.com/proxy.

M46695-P25052

OVERSEAS SHIPHOLDING GROUP,  INC. PROXY FOR ANNUAL  MEETING OF STOCKHOLDERS June 14, 2012

The undersigned hereby appoints MORTEN ARNTZEN and MICHAEL J. ZIMMERMAN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Thursday, June 14, 2012 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY  IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.  THE SHARES  REPRESENTED BY THIS PROXY  WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER.  IN THE ABSENCE  OF SUCH INDICATION, SUCH SHARES WILL BE VOTED  FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT  OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S  INDEPENDENT  REGISTERED PUBLIC ACCOUNTING  FIRM, FOR THE APPROVAL  BY AN ADVISORY  VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2011  AS DESCRIBED IN THE CORPORATION’S  PROXY STATEMENT, FOR APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE OVERSEAS SHIPHOLDING GROUP,  INC. 2004  STOCK INCENTIVE PLAN AND IN THE DISCRETION  OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the OSG SHIP MANAGEMENT,  INC. SAVINGS PLAN (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 PM EDT on June 11, 2012, the Plan’s Trustee will vote the shares held in the Plan in the same proportion as votes received from other participants in the Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

OVERSEAS SHIPHOLDING GROUP, INC.

666 THIRD AVENUE - 5TH FLOOR

NEW YORK, NY 10017

ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 11, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46694-P25052	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Morten Arntzen
	02)	Oudi Recanati
	03)	G. Allen Andreas III
	04)	Thomas B. Coleman
	05)	Charles A. Fribourg
	06)	Joel I. Picket
	07)	Ariel Recanati
	08)	Thomas F. Robards
	09)	Jean-Paul Vettier
	10)	Michael J. Zimmerman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2012;	☐	☐	☐

3.	Approval by an advisory vote of the compensation paid to the Named Executive Officers of the Corporation for 2011 as described in the Corporation’s Proxy Statement; and	☐	☐	☐

4.	Approval of an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date